UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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LANTHEUS HOLDINGS, INC.

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March 28, 2016

Dear Stockholder,

We cordially invite you to attend Lantheus Holdings, Inc.’s 2016 Annual Meeting of Stockholders, to be held on Tuesday, April 26, 2016 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730.

The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. Thank you for your continued investment in our Company.

Sincerely,

Brian Markison

Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date:	Tuesday, April 26, 2016
Time:	11:00 a.m. (Eastern Time)
Place:	DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730

We are holding our 2016 Annual Meeting of Stockholders for the following purposes, which are described in more detail in the proxy statement to:

1.	elect three Class I directors to our Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the common stock reserved for issuance by 2,140,000 shares; and

3.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

At the meeting, we will also transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on March 7, 2016 will be entitled to attend and vote at the annual meeting.

Your vote is important. We encourage you to vote by proxy in advance of the meeting, whether or not you plan to attend the meeting. The proxy statement includes instructions on how to vote, including by internet and telephone. If you hold your shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow their instructions.

By order of the Board of Directors,

Michael P. Duffy

Secretary, General Counsel and Senior Vice

President, Strategy and Business Development

March 28, 2016

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 26, 2016.

The Lantheus Holdings, Inc. Proxy Statement and Annual Report are available at http://investor.lantheus.com.

Although we refer to our website in this Proxy Statement, the contents of our website are not part of or incorporated by reference into this Proxy Statement or any other filings made with the Securities and Exchange Commission.

PROXY STATEMENT

2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 26, 2016

GENERAL INFORMATION

Lantheus Holdings, Inc. is making this proxy statement available to its stockholders on or about March 28, 2016 in connection with the solicitation of proxies by the Board of Directors for our 2016 Annual Meeting of Stockholders to be held on Tuesday, April 26, 2016 at 11:00 a.m. (Eastern Time) at the DoubleTree—Bedford Glen, located at 44 Middlesex Turnpike, Bedford, MA 01730, and any adjournment or postponement of that meeting (the “Annual Meeting”). As a stockholder, you are invited to attend the Annual Meeting and are entitled and encouraged to vote on the proposals described in this proxy statement.

Lantheus Holdings, Inc. is the parent company of Lantheus Medical Imaging, Inc. (“LMI”), which is a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, which are primarily used for the diagnosis of cardiovascular diseases. LMI’s key products include the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension; TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures; and Xenon (Xenon Xe 133 Gas), an inhaled radiopharmaceutical imaging agent used to evaluate pulmonary function and for imaging the lungs. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico, Canada and Australia.

In this proxy statement, unless the context requires otherwise, the words “Lantheus,” “Company,” “we,” “us” and “our” refer to Lantheus Holdings, Inc. and its subsidiaries.

Below are answers to common questions stockholders may have about the Proxy Materials and the Annual Meeting.

What are the Proxy Materials?

The “Proxy Materials” consist of this proxy statement, our annual report to stockholders on Form 10-K for the fiscal year ended December 31, 2015 and a proxy card/voting instruction form.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are three proposals to be voted on at the Annual Meeting to:

1.	elect three Class I directors to our Board of Directors;

2.	approve an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the common stock reserved for issuance by 2,140,000 shares; and

3.	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Our amended and restated bylaws require that we receive advance notice of any proposals to be brought before the Annual Meeting by our stockholders. We have not received any such proposals. We do not anticipate any other matters will come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the proxy holders appointed by our Board of Directors will have discretion to vote on those matters.

The Board of Directors recommends that you vote “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 and 3.

Who may vote at the meeting?

Holders of shares of our common stock (“Shares”) as of the close of business on March 7, 2016 (the “Record Date”) may vote at the Annual Meeting.

How many shares may be voted at the Annual Meeting?

Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 30,377,104 Shares entitled to vote at the Annual Meeting.

How many votes do I have?

Holders of our common stock are entitled to one vote for each Share held as of the Record Date.

What vote is required for each proposal?

For the election of Class I directors, each director must be elected by a plurality of the votes cast. This means that the three nominees receiving the largest number of “FOR” votes will be elected as Class I directors. We do not have cumulative voting.

The approval of an amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance, the ratification of the Company’s independent registered public accounting firm and any other proposals that may properly come before the Annual Meeting will be determined by a majority of the votes cast.

As of the Record Date, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC (collectively, “Avista”) owned 58.6% of the outstanding Shares entitled to vote at the Annual Meeting. As a result of its beneficial ownership of Shares, Avista has the ability to decide all matters to be voted upon at the Annual Meeting.

How are abstentions and broker non-votes counted?

Abstentions (that is, Shares present at the meeting in person or by proxy that are voted “ABSTAIN”) and broker non-votes (explained below) are counted for the purpose of establishing the presence of a quorum, but are not counted as votes cast.

What is the difference between a stockholder of record and a beneficial owner of Shares held in street name?

Stockholder of Record. If your Shares are registered directly in your name with our transfer agent, Computershare, then you are a “stockholder of record.”

Beneficial Owner of Shares Held in Street Name. If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a “beneficial owner of Shares” held in “street name.” In that case, the organization holding your account is considered the stockholder of record. As a beneficial owner, you have the right to direct the organization holding your account on how to vote the Shares you hold in your account.

How do stockholders of record vote?

There are four ways for stockholders of record to vote:

•	Via the internet. You may vote via the internet until 5:00 p.m. (Eastern Time) on April 25, 2016, which is the day before the Annual Meeting, by visiting https://www.proxypush.com/lnth and entering the unique control number for your Shares located on the proxy card/voting instruction form.

•	By telephone. You may vote by phone until 5:00 p.m. (Eastern Time) on April 25, 2016, which is the day before the Annual Meeting, by calling 866-240-5317. You will need the unique control number for your Shares located on the proxy card/voting instruction form.

•	By mail. You may vote by filling out, signing and dating the enclosed proxy card and returning it in the envelope provided. The completed proxy card must be received by the close of business on April 25, 2016, which is the day before the Annual Meeting.

•	In person. You may also vote your Shares in person by completing a ballot at the Annual Meeting.

How do beneficial owners of Shares held in street name vote?

If you hold your Shares through a brokerage firm, bank, broker-dealer or other similar organization, please follow the instructions of the organization that holds your Shares.

Can I change my vote after submitting a proxy?

Stockholders of record may revoke their proxy before the Annual Meeting by delivering to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Secretary, a written notice stating that a proxy is revoked, by signing and delivering a proxy bearing a later date, by voting again via the internet or by telephone or by attending and voting in person at the Annual Meeting.

Street name stockholders who wish to change their votes should contact the organization that holds their Shares.

If I hold Shares in street name through a broker, can the broker vote my shares for me?

If you hold your Shares in street name and you do not vote, the broker or other organization holding your Shares can vote on certain “routine” proposals but cannot vote on other proposals. Proposal 1 (election of Class I directors) and Proposal 2 (amendment of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan) are not considered “routine” proposals. Proposal 3 (ratification of the Company’s independent registered public accounting firm) is considered a “routine” proposal. If you hold Shares in street name and do not vote on Proposal 1 or Proposal 2, your Shares will be counted as “broker non-votes” for that proposal.

Who is paying for this proxy solicitation?

The Company is paying the costs of the solicitation of proxies. Members of our Board of Directors and officers and employees may solicit proxies by mail, telephone, fax, email or in person. We will not pay directors, officers or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks or similar entities representing street name holders for their expenses in forwarding Proxy Materials to their customers who are street name holders and obtaining their voting instructions.

What do I need to do if I want to attend the meeting?

You will need to provide evidence that you are a stockholder as of the Record Date. This can be a copy of your proxy card or a brokerage statement showing your Shares. You should also bring photo identification. If you hold your Shares in street name and wish to vote in person at the meeting, you will need to contact the organization that holds your Shares in order to obtain a legal proxy from that organization.

Where can I find voting results?

We will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to report the final voting results from the Annual Meeting within four business days of the Annual Meeting.

I share an address with another stockholder. Why did we receive only one set of Proxy Materials?

Some banks, brokers and nominees may be participating in the practice of “householding” Proxy Materials. This means that only one copy of our Proxy Materials may be sent to multiple stockholders in your household. If you hold your Shares in street name and want to receive separate copies of the Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact the bank, broker or other nominee who holds your Shares.

Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Proxy Materials, you can contact our Investor Relations department at 978-671-8508 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations.

What are the implications of being an “emerging growth company”?

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we are, therefore, permitted to, and we intend to rely on, exemptions from certain disclosure requirements applicable to other public companies. For example, we have included detailed compensation information for only our four most highly paid executive officers. We are also not required to provide our stockholders with the opportunity to vote on certain executive compensation matters on a non-binding advisory basis.

Under the JOBS Act, we will remain an emerging growth company until the earliest of: (i) the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we become a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Who should I contact if I have additional questions?

You can contact our Investor Relations department at 978-671-8508 or ir@lantheus.com or by writing to Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Investor Relations. Stockholders who hold their Shares in street name should contact the organization that holds their Shares for additional information on how to vote.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of eight directors. At the Annual Meeting, stockholders will vote to elect as Class I directors of the Company the three nominees named in this proxy statement. Each of the Class I directors elected at the Annual Meeting will hold office until the 2019 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified.

The Board of Directors has nominated Ms. Mary Anne Heino, Mr. Samuel Leno and Dr. Derace L. Schaffer for election as Class I directors at the Annual Meeting. The persons named as proxies will vote to elect each of these nominees unless a stockholder indicates that his or her Shares should be withheld with respect to one or more of these nominees.

In the event that any nominee for director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the persons named as proxies will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. All of the nominees are currently serving as directors, and we do not expect that any of the nominees will be unavailable or will decline to serve.

In determining that each director should be nominated for re-election, our Board of Directors considered his or her service, business experience, prior directorships, qualifications, attributes and skills described in the biography set forth below under “Corporate Governance—Executive Officers and Directors.”

Also, pursuant to the terms of the Initial Shareholders Agreement as described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista has the right to nominate two directors for election to the Board of Directors for so long as it owns 25% or more of our issued and outstanding Shares and the right to nominate for election one director to the Board of Directors for so long as it beneficially owns more than 10% but less than 25% of our issued and outstanding Shares. Currently, Mr. David Burgstahler, a Class III director, and Mr. Sriram Venkataraman, a Class II director, serve as the Avista-appointed directors.

The Board of Directors recommends that you vote “FOR” each of the director nominees in this Proposal 1.

CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors, including their ages as of the date of this proxy statement.

Name	Age	Position
Brian Markison	56	Non-Executive Chairman of the Board of Directors
David Burgstahler	47	Director
James C. Clemmer	51	Director
Samuel Leno	70	Director
Dr. Frederick Robertson	60	Director
Dr. Derace Schaffer	68	Director
Sriram Venkataraman	43	Director
Mary Anne Heino	56	Chief Executive Officer, President and Director
Jack Crowley	52	Chief Financial Officer
William Dawes	44	Vice President, Manufacturing and Operations
Michael Duffy	55	Senior Vice President, Strategy and Business Development, General Counsel and Secretary
Timothy Healey	50	Senior Vice President, Commercial
Dr. Cesare Orlandi	66	Chief Medical Officer
Simon Robinson	56	Vice President, Research and Development
Carol Walker	53	Vice President, Quality

Brian Markison is the Non-Executive Chairman of our Board of Directors, the Chairman of our Compensation Committee and the Chairman of our Nominating and Corporate Governance Committee. Mr. Markison joined the Board of Directors in September 2012 and was elevated to Chairman in January 2013. Mr. Markison has been a Healthcare Industry Executive for Avista since September 2012. Mr. Markison is a seasoned executive with more than 30 years of operational, marketing, commercial development and sales experience with international pharmaceutical companies. He is currently the Chief Executive Officer and a Director of Osmotica Holdings, SCSp, after serving as Executive Chairman of one of its predecessor companies, Vertical/Trigen Holdings, LLC. Previously, he held the position of President and Chief Executive Officer and member of the Board of Directors of Fougera Pharmaceuticals Inc., a specialty pharmaceutical company in dermatology, prior to its sale to Sandoz, the generics division of Novartis AG. Before leading Fougera, Mr. Markison was Chairman and Chief Executive Officer of King Pharmaceuticals, which he joined as Chief Operating Officer in March 2004, and was promoted to President and Chief Executive Officer later that year and elected Chairman in 2007. Prior to joining King, Mr. Markison held various senior leadership positions at Bristol-Meyers Squibb, including President of Oncology, Virology and Oncology Therapeutics Network; President of Neuroscience, Infectious Disease and Dermatology; and Senior Vice President, Operational Excellence and Productivity. Mr. Markison also serves on the Board of Directors of Immunomedics, Inc., on the Board of Directors of Alere Inc., and as Chairman of the Board of Directors for Rosetta Genomics, Ltd. He is also a Director of the College of New Jersey. Mr. Markison holds a Bachelor of Science degree from Iona College. Mr. Markison was chosen as a Director because of his strong commercial and operational management background and extensive experience in the pharmaceutical industry.

David Burgstahler is a Director and has served as a member of our Board of Directors since December 2007 and is a member of our Compensation Committee and our Nominating and Corporate Governance Committee. Mr. Burgstahler is the President and Co-Managing Partner of Avista. He was a founding partner of Avista since 2005, and since 2009 has been President of Avista. Prior to forming Avista, he was a partner of DLJ Merchant Banking Partners. He was at DLJ Investment Banking from 1995 to 1997 and at DLJ Merchant Banking Partners from 1997 through 2005. Prior to that, he worked at Andersen Consulting (now known as

Accenture) and McDonnell Douglas (now known as Boeing). He holds a Bachelor of Science in Aerospace Engineering from the University of Kansas and a Master of Business Administration from Harvard Business School. He currently serves as a Director of ACP Mountain Holdings, Inc., AngioDynamics, Inc., ConvaTec, Inc., Strategic Partners, Inc., Osmotica Holdings Corp. and WideOpenWest, LLC. He previously served as a Director of Warner Chilcott PLC and BioReliance Holdings, Inc. Mr. Burgstahler was chosen as a Director because of his strong finance and management background, with over 19 years in banking and private equity finance. He has extensive experience serving as a Director for a diverse group of private and public companies.

James C. Clemmer is a Director and a member of our Audit Committee, serving on our Board of Directors since July 2015. He is a seasoned industry executive with more than 25 years of operational, manufacturing, marketing and business development experience with global healthcare product companies. He most recently served as President of the Medical Supplies segment at Covidien plc, directing strategic and day-to-day operations for global business divisions that collectively manufactured 23 different product categories. In addition, Mr. Clemmer managed global manufacturing, research and development, operational excellence, business development and all other functions associated with the Medical Supplies business. During his 15 year tenure at Covidien, Mr. Clemmer served as Group President of Kendall Healthcare and held several increasingly senior roles in marketing and general management within the SharpSafety and Critical Care divisions. Mr. Clemmer, who began his career in the medical device industry with Sage Products, Inc., joined Covidien as part of the Sage Products acquisition in 1999. Mr. Clemmer is a graduate of the Massachusetts College of Liberal Arts. Mr. Clemmer currently serves as a trustee to the college. Mr. Clemmer was chosen as a Director because of his strong commercial and operational management background and extensive experience in the healthcare industry.

Samuel Leno is a Director and the Chairman of our Audit Committee, serving on our Board of Directors since May 2012. Mr. Leno also served on our Compensation Committee from July 2015 until March 2016. Mr. Leno is a strategic executive with more than 40 years of experience with complex multinational companies. He most recently held the positions of Executive Vice President and Chief Operations Officer at Boston Scientific. He previously served as Executive Vice President, Finance and Information Systems and Chief Financial Officer. He retired from Boston Scientific in December 2011. Prior to joining Boston Scientific, Mr. Leno served as Executive Vice President, Finance and Corporate Services and Chief Financial Officer at Zimmer Holdings, Inc. and Chief Financial Officer positions at Arrow Electronics, Inc., Corporate Express, Inc. and Coram Healthcare. Previously, he held a variety of senior financial positions at Baxter International, Inc. and American Hospital Supply Corporation. He is the Chairman of the Board of Directors of Zest Anchors, Inc. and serves as a Director of Endotronix Inc. He is also a member of the Advisory Board of the Harvard Business School Healthcare Initiative. He previously served on the Boards of Directors and the Audit Committees of Omnicare and TomoTherapy, Inc. Mr. Leno served as a Lieutenant in the United States Navy and is a Vietnam veteran. He holds a Bachelor of Science in Accounting from Northern Illinois University and a Master of Business Administration from Roosevelt University. Mr. Leno was chosen as a Director because of his financial expertise and industry background.

Dr. Frederick Robertson is a Director and a member of our Audit Committee, serving on our Board of Directors since March 2016. Dr. Robertson has been a Venture Partner at Baird Capital since 2011 and has also served as an Assistant Professor of Anesthesiology at the University of Wisconsin School of Medicine and Public Health since 2012. Previously, Dr. Robertson held the role of Chief Executive Officer and Director of TomoTherapy Inc. before that company was acquired in 2011. Prior to joining TomoTherapy, Dr. Robertson served in a variety of roles in the medical field, including President and Chief Executive Officer of GE Marquette Medical Systems and later as Chief Clinical Officer of GE Medical Systems, as well as management positions with Marquette Medical Systems, including President and Chief Executive Officer. He serves on the Board of Directors of the University of Wisconsin Foundation, the Morgridge Institute for Research, Alpha Source, Inc. and Zurex Pharma, Inc. Dr. Robertson received his Master of Business Administration from San Diego State University and earned his M.D. from University of Wisconsin Medical School. Dr. Robertson was chosen as a Director because of his extensive experience as a physician and as an executive, board member and investor in companies across the healthcare industry.

Dr. Derace Schaffer is a Director and a member of our Compensation Committee, serving on our Board of Directors since March 2016. Dr. Schaffer is the founder and Chief Executive Officer of The Lan Group, a venture capital firm specializing in healthcare and high technology investments. He has also been a Clinical Professor of Radiology at both the University of Rochester Medical College as well as the Weill Cornell Medical College, and he currently serves as a Director of PharmAthene, Inc. and as the Chairman of its Governance and Nominating Committee and a member of its Audit and Compensation Committees. Additionally, he serves as a member of the Board of Directors of private companies Innovolt, Inc., Medical Tracking Solutions, Inc. and Partners Imaging. Previously, Dr. Schaffer served as Vice Chairman and Chief Executive Officer of Healthcare Acquisition Corp. from April 2005 to August 2007. He has served as Chairman of several healthcare companies, including Radiologix, Inc., of which he was the founder. Prior to that, he served as Chief Executive Officer and Chairman of Ide Imaging Group, P.C. from 1980 to 2001. Dr. Schaffer held the role of director on many healthcare board of directors, including several health systems, and has been a founder of more than two dozen companies, both public and private, over the past 30 years. Dr. Schaffer received his postgraduate radiology training at Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident, and is a member of the Alpha Omega Alpha Honor Medical Society. Dr. Schaffer was chosen as a Director because of his extensive experience as a radiologist and physician and as a serial entrepreneur, founder, executive, board member and investor in companies across the healthcare industry.

Sriram Venkataraman is a Director, serving on our Board of Directors since November 2010. He is also a Partner of Avista, having joined in May 2007. Mr. Venkataraman also served on our Audit Committee from November 2010 until March 2016. Prior to joining Avista, Mr. Venkataraman was a Vice President in the Healthcare Investment Banking group at Credit Suisse Group AG from 2001 to 2007. Previously, he worked at GE Healthcare (formerly known as GE Medical Systems) from 1996 to 1999. Mr. Venkataraman holds a Master of Science in Electrical Engineering from the University of Illinois, Urbana-Champaign and a Master of Business Administration with Honors from The Wharton School. He currently serves as a Director of AngioDynamics, Inc., OptiNose Inc., Zest Anchors, Inc. and Osmotica Holdings, SCSp. Mr. Venkataraman was chosen as a Director because of his experience in the healthcare industry and his strong finance and management background. He also has experience serving as a Director of private and public companies.

Mary Anne Heino has served as our Chief Executive Officer and Director since August 2015. She previously served as our Chief Operating Officer, a position she held since March 2015, and our Chief Commercial Officer, a position she held since joining the Company in April 2013. Ms. Heino brings more than 25 years of diverse pharmaceutical industry experience. Prior to joining Lantheus, Ms. Heino led Angelini Labopharm LLC and Labopharm USA in the roles of President and Senior Vice President of World Wide Sales and Marketing from February 2007 to March 2012. From May 2000 until February 2007, Ms. Heino served in numerous capacities at Centocor, Inc., a Johnson & Johnson Company, including Vice President Strategic Planning and Competitive Intelligence, Vice President Sales, Executive Director Customer Relationship Management and Senior Director Immunology Marketing. Ms. Heino began her professional career with Janssen Pharmaceutica as a Sales Representative in June 1989 and worked her way up to the role of Field Sales Director in 1999. Ms. Heino received her Master in Business Administration from New York University. She earned a Bachelor of Science in Nursing from the City University of New York and a Bachelor of Science in Biology from the State University of New York at Stony Brook. Ms. Heino was chosen as a Director because of her role as President and Chief Executive Officer, which gives her an extensive understanding of our business and operations, and because of her strong commercial experience in the pharmaceutical industry.

Jack Crowley has served as our Chief Financial Officer since March 2016, our interim Chief Financial Officer since December 2015 and our Vice President, Chief Accounting Officer since March 2015. Mr. Crowley held the position of Vice President, Finance from April 2013 until March 2015 and was Director, Accounting from September 2010 until April 2013. Prior to joining Lantheus, Mr. Crowley was the Assistant Corporate Controller of Biogen Idec, the Director of Accounting at Thermo Fischer Scientific and a Senior Manager in the Audit practice of PricewaterhouseCoopers LLP. Mr. Crowley holds a Master of Business Administration degree from the University of Massachusetts and a Bachelor of Science in Business Administration from Westfield State University and is a Certified Public Accountant (Massachusetts licensure, current status inactive).

William Dawes has served as our Vice President, Manufacturing and Operations since November 2010. Mr. Dawes held the position of Vice President, Manufacturing and Supply Chain from January 2008 to November 2010. From 2005 to 2008, Mr. Dawes served as General Manager, Medical Imaging Technical Operations, Interim General Manager, Medical Imaging Technical Operations and Director, Engineering and Maintenance for Bristol-Meyers Squibb Medical Imaging. Mr. Dawes began his career with DuPont Merck Pharmaceuticals. He holds a Bachelor of Science degree in Engineering from Hofstra University.

Michael Duffy has served as our Senior Vice President, Strategy and Business Development since October 2015 and our General Counsel and Secretary since January 2008. From 2002 to 2008, he served as Senior Vice President, General Counsel and Secretary of Point Therapeutics, Inc., a Boston-based biopharmaceutical company. Between 1999 and 2001, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of Digital Broadband Communications, Inc., a competitive local exchange carrier which filed for protection under Chapter 11 of the United States Bankruptcy Code in December 2000. After the filing, Mr. Duffy served as the court-appointed liquidating trustee of the bankruptcy estate. From 1996 to 1999, Mr. Duffy served as Senior Vice President, General Counsel and Secretary of ETC w/tci, a sub-portfolio of TCI Ventures, Inc./Liberty Media Corporation. Mr. Duffy began his legal career with the law firm Ropes & Gray and holds law degrees from the University of Pennsylvania and Oxford University and a Bachelor of Arts degree in History of Science from Harvard College. From 2013 to 2015, Mr. Duffy also served as the Chairman of the Board of Directors of CORAR, the Council on Radionuclides and Radiopharmaceuticals, a trade association for the radiopharmaceutical industry.

Timothy Healey has served as our Senior Vice President, Commercial since November 2015. Previously, Mr. Healey spent nearly three years with Abbott Laboratories and then AbbVie, Inc., a spinoff of Abbott, as Vice President, U.S. Virology. Before joining Abbott/AbbVie, he served as Senior Vice President, Commercial Operations at AMAG Pharmaceuticals and Executive Director, CNS Marketing at Sepracor. Earlier in his career, Mr. Healey held positions at Aventis, Hoechst Marion Roussel, Marion Merrell Dow and Marion Laboratories, including sales and sales management roles. He received a Bachelor of Science from Boston College and a Master of Business Administration from Babson College, Franklin W. Olin Graduate School of Business.

Dr. Cesare Orlandi has served as our Chief Medical Officer since March 2013. Dr. Orlandi brings more than 20 years of diverse pharmaceutical industry experience. Prior to joining Lantheus, Dr. Orlandi served from January 2012 until February 2013 as Senior Vice President and Chief Medical Officer of TransTech Pharma, Inc., a clinical stage pharmaceutical company focused on discovery and development of human therapeutics. From 2007 until 2011, Dr. Orlandi served as Senior Vice President and Chief Medical Officer of Cardiokine, Inc., a specialty pharmaceutical company developing hospital products for cardiovascular indications. From 1998 until 2007, Dr. Orlandi served, among other positions, as Vice President, Global Clinical Development of Otsuka Pharmaceuticals, a large Japanese pharmaceutical company. Earlier in his career, Dr. Orlandi served in increasing roles of clinical research responsibility at Medco Research, Inc. and the Radiopharmaceutical Division of The DuPont Merck Pharmaceutical Company, a predecessor organization to Lantheus, and The Upjohn Company. Dr. Orlandi received his medical degree from the University of Pavia Medical School in Pavia, Italy. He is currently an Adjunct Assistant Professor of Medicine at Tufts University School of Medicine in Boston, Massachusetts, and he is a founding member of the American Society of Nuclear Cardiology and a Fellow of the American College of Cardiology, the European Society of Cardiology and the American Society of Nuclear Cardiology.

Dr. Simon Robinson has served as our Vice President, Research and Pharmaceutical Development, a position he has held since February 2010. Dr. Robinson was our Senior Director, Discovery Research from 2008 to 2010 and our Director, Discovery Biology and Veterinary Sciences from 2001 to 2008. Prior to joining us, he held research positions at Bristol-Meyers Squibb, Sphinx Pharmaceuticals, BASF and Dupont Pharmaceuticals. He holds a Ph.D. and Bachelor of Science Pharmacology from the University of Leeds, England and did post-doctoral training at the University of Wisconsin Clinical Cancer Center.

Carol Walker has served as our Vice President, Quality since February 2015. Ms. Walker brings more than 30 years of industry experience in quality and medical technology primarily in the medical device area. Prior to joining Lantheus, Ms. Walker served as Vice President of Quality for Intelligent Medical Devices, Inc. from 2012 to 2015. Previously she held a number of successive Quality management roles at Siemens Healthcare Diagnostics (formerly Bayer Healthcare Diagnostics), including Vice President, Quality Assurance from 2007 to 2011 and Director, Quality Assurance from 2001 to 2007. Ms. Walker received a Bachelor of Science degree in Medical Technology from the Rochester Institute of Technology.

Board of Directors

Our Board of Directors is responsible for overseeing the management of our business and is comprised of eight directors who are elected to serve in their position until their next election and until their successors are duly elected and qualified. Pursuant to the terms of the Shareholders Agreements described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista has the right to nominate two directors for election to our Board of Directors for so long as it owns 25% or more of our issued and outstanding Shares and the right to nominate for election one director to our Board of Directors for so long as it beneficially owns more than 10% but less than 25% of our issued and outstanding Shares.

Our amended and restated certificate of incorporation divides our Board of Directors into three classes, with one class being elected at each Annual Meeting of Stockholders. Each director serves a three-year term, with termination staggered according to class:

•	The Class I directors, whose terms will expire at our Annual Meeting to which this proxy statement relates, are Ms. Heino, Mr. Leno and Dr. Schaffer.

•	The Class II directors, whose terms will expire at our 2017 Annual Meeting of Stockholders, are Mr. Clemmer, Dr. Robertson and Mr. Venkataraman.

•	The Class III directors, whose terms will expire at our 2018 Annual Meeting of Stockholders, are Messrs. Burgstahler and Markison.

Director Independence and Controlled Company Status

Because Avista holds more than 50% of our outstanding Shares entitled to vote in elections of directors, we are a “controlled company” within the meaning of NASDAQ corporate governance standards. Under these rules, a “controlled company” may elect not to comply with certain NASDAQ corporate governance standards, including the requirements that:

•	our board of directors consist of a majority of independent directors;

•	we have a nominating and corporate governance committee that is composed entirely of independent directors;

•	we have a compensation committee that is composed entirely of independent directors; and

•	we conduct an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

The Company utilizes certain of these exemptions. As a result, our Nominating and Corporate Governance Committee and Compensation Committee are not composed entirely of independent directors, and those committees are not subject to annual performance evaluations.

As of July 2015, our Board of Directors consisted of a majority of independent directors. In addition, as required by NASDAQ rules within one year of our initial public offering, our Audit Committee has been comprised entirely of directors meeting the requirements of the Sarbanes-Oxley Act and the NASDAQ audit committee independence requirements since March 2016.

The Board of Directors has reviewed its composition, the composition of its committees and the independence of each director and considered whether any director has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. The Board of Directors has determined that each of Messrs. Clemmer, Leno and Markison and Drs. Robertson and Schaffer is an “independent director” under the NASDAQ rules and Exchange Act Rule 10A-3(b)(1) and that none of those directors has relationships with the Company that would interfere with that director’s exercise of independent judgment in carrying out his responsibilities as a director of the Company.

Board of Directors Leadership Structure

Under our Corporate Governance Guidelines and Principles, the Board of Directors currently requires the separation of the offices of the Chairperson of the Board of Directors and the chief executive officer. The Board of Directors periodically reviews its leadership structure and may make changes in the future. The Company’s director compensation letter agreement with Mr. Markison provides that he will be the Chairman of the Board of Directors.

Our written Corporate Governance Guidelines and Principles adopted by our Board of Directors are available in the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Board of Directors Role in Risk Oversight

The Company’s management is primarily responsible for the day-to-day management of the Company. However, the Board of Directors believes that oversight of risk management is one of its fundamental responsibilities. The Audit Committee is primarily responsible for oversight of the quality and integrity of the Company’s financial reporting process, internal controls over financial reporting and compliance programs. The Compensation Committee is responsible for reviewing compensation-related risks. The Nominating and Corporate Governance Committee is responsible for oversight of the Company’s corporate governance programs. Management regularly reports to the Board of Directors and its committees on the risks that the Company may face and the steps that management is taking to mitigate those risks.

Board of Directors Committees

Our Board of Directors has the authority to appoint committees to perform certain management and administrative functions. Currently, our Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in overseeing:

•	the integrity of our financial statements;

•	our systems of internal control over financial reporting and disclosure controls and procedures;

•	our independent auditors’ qualifications, engagement, compensation and independence;

•	the performance of our independent auditors and our internal audit function;

•	our legal and regulatory compliance;

•	our related person transaction policy; and

•	our codes of business conduct and ethics.

As a controlled company, the NASDAQ rules allow us the period through the first anniversary of our initial public offering to implement an audit committee comprised entirely of independent directors. From June through

July 2015, our Audit Committee was composed of Messrs. Burgstahler, Leno and Venkataraman. Messrs. Burgstahler and Venkataraman were replaced by Mr. Clemmer and Dr. Robertson in July 2015 and March 2016, respectively. As a result, our Audit Committee is currently composed of Messrs. Clemmer and Leno and Dr. Robertson, and Mr. Leno serves as the Chairman. Our Board of Directors has affirmatively determined that each of the current members of the Audit Committee meets the definition of “independent director” for the purposes of serving on the Audit Committee under the SEC and NASDAQ rules and has “financial sophistication” as defined under the NASDAQ rules. In addition, the Board of Directors has designated Mr. Leno as our “Audit Committee Financial Expert,” as that term is defined by the SEC in Item 407(d)(5) of Regulation S-K.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Compensation Committee

The primary purpose of our Compensation Committee is to assist the Board of Directors in overseeing:

•	our management compensation policies and practices;

•	the determination and approval of the compensation of our executive officers and other members of senior management;

•	the review, approval and administration of our incentive compensation policies and programs;

•	the review, approval and administration of our equity compensation programs; and

•	the preparation of the compensation committee report required by the SEC rules to be included in our annual report.

From June through July 2015, the members of our Compensation Committee were Messrs. Burgstahler and Markison and, in July 2015, Mr. Leno was appointed as an additional member. In March 2016, Dr. Schaffer replaced Mr. Leno on the Compensation Committee. The Compensation Committee is currently composed of Messrs. Burgstahler and Markison and Dr. Schaffer, and Mr. Markison serves as the Chairman. Our Board of Directors has affirmatively determined that Mr. Markison and Dr. Schaffer meet the definition of “independent director” for purposes of serving on the Compensation Committee under SEC and NASDAQ rules.

Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Nominating and Corporate Governance Committee

The primary purpose of the Nominating and Corporate Governance Committee is to:

•	identify and recommend to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors;

•	assist the Board of Directors in overseeing our policies and procedures for the receipt of stockholder suggestions regarding Board of Directors compensation and recommendations of the Board of Directors;

•	develop, recommend to the Board of Directors and oversee the implementation of a set of corporate governance guidelines and principles applicable to us; and

•	review the overall corporate governance of our Company and recommend improvements when necessary.

Messrs. Burgstahler and Markison currently serve on the Nominating and Corporate Governance Committee, and Mr. Markison serves as the Chairman. Our Board of Directors has affirmatively determined that Mr. Markison meets the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under SEC and NASDAQ rules.

Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com.

Code of Ethics

We have codes of business conduct and ethics for all of our employees, including our principal executive, financial and accounting officers and our controller, or persons performing similar functions, and each of the non-employee directors on our Board of Directors. Our Company Code of Conduct and Ethics and Supplemental Code of Ethics are currently available on the Corporate Governance section of our Investor Relations website at http://investor.lantheus.com. The information on our web site is not part of, and is not incorporated into, this proxy statement. We intend to provide any required disclosure of any amendment to or waiver from any such code that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions to the extent required by law, in a Current Report on Form 8-K filed with the SEC.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board of Directors and Committee Meetings; Annual Meeting Attendance

Since our initial public offering in June 2015 through December 2015, our Board of Directors held four meetings and acted by written consent in lieu of a meeting seven times. During 2015, each director attended at least 75% of the total number of meetings held by the Board of Directors and those of its committees on which that director served. The non-employee directors of the Company regularly meet in executive session without management. Under the Corporate Governance Guidelines and Principles adopted by our Board of Directors, the independent Chairman of the Board of Directors presides at those executive sessions, and those executive sessions must occur no less frequently than twice per year.

We have no formal policy with respect to director attendance at our Annual Meetings of Stockholders; however, we encourage all directors to attend. This Annual Meeting will be our first Annual Meeting of Stockholders as a public company.

Director Nomination Process

Each year, the Board of Directors proposes a slate of director nominees to stockholders for election at the Annual Meeting of Stockholders. Stockholders may also nominate directors, as described below. Also, pursuant to the terms of the Initial Shareholders Agreement described in “Certain Relationships and Related Person Transactions—Shareholders Agreements,” Avista has the right to nominate two directors for election to the Board of Directors for so long as it beneficially owns 25% or more of our issued and outstanding Shares and the right to nominate for election one director to the Board of Directors for so long as it beneficially owns more than 10% but less than 25% of our issued and outstanding Shares.

The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending to the full Board of Directors for approval, potential director candidates. In selecting director candidates, the Nominating and Corporate Governance Committee considers whether the candidates possess the required skill, qualifications and other criteria approved by the Board of Directors, including independence, sound judgment, business specialization, technical skills, diversity and other desired qualities, in the context of the current make-up of the Board of Directors and the needs of the Board of Directors given the circumstances of the Company.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. The Nominating and Corporate Governance Committee considers recommendations for Board of Directors candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, directors and members of management. The stockholder making the recommendation must follow the procedures and provide the information set forth in our amended and restated bylaws.

Stockholders may submit recommendations by providing the person’s name and appropriate background and biographical information by writing to the attention of the Nominating and Corporate Governance Committee at Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862, Attention: Secretary. Stockholder nominations may be made at any time. However, in order for a candidate to be included in the slate of director nominees for approval by stockholders in connection with a meeting of stockholders and for information about the candidate to be included in the Company’s proxy materials for such a meeting, the stockholder must submit the information required by our amended and restated bylaws and other information reasonably requested by the Company within the timeframe described in our amended and restated bylaws under “Additional Information—Procedures for Submitting Stockholder Proposals.”

The selection and nomination of candidates designated by Avista pursuant to the Initial Stockholders Agreement is not subject to the above process.

Communication with the Board of Directors

Any stockholder or other interested parties that would like to communicate with the Board of Directors, the independent directors as a group or any specific member or members of the Board of Directors should send such communications to Lantheus Holdings, Inc., 331 Treble Cove Rd., North Billerica, MA 01862, Attention: Secretary. Communications should specifically indicate for which member or members of the Board of Directors the communication is intended. Such communications will generally be forwarded to the intended recipients. However, our Secretary may, in his sole discretion, decline to forward any communications that are inappropriate.

EXECUTIVE COMPENSATION

As an “emerging growth company,” as defined in the JOBS Act, we have opted to comply with the executive compensation rules applicable to “smaller reporting companies,” as defined in the Exchange Act.

Accordingly, for 2015, our named executive officers were:

•	Mary Anne Heino, President and Chief Executive Officer (promoted from Chief Operating Officer in August 2015);

•	Michael Duffy, Senior Vice President, Strategy and Business Development, General Counsel and Secretary (promoted from Vice President, General Counsel and Secretary in October 2015);

•	Cesare Orlandi, Chief Medical Officer; and

•	Jeffrey Bailey, former President and Chief Executive Officer (retired in August 2015).

Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2015 earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1)(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5)(6)(7)(8) ($)	Total ($)
Mary Anne Heino	2015	470,769	—	1,688,585	6,672	591,360	—	13,286	2,770,672
President and Chief Executive Officer	2014	353,846	—	—	—	210,000	—	45,052	608,898

Michael Duffy	2015	360,896	—	520,130	35,825	185,000	—	13,061	1,114,912
Senior Vice President, Strategy and Business Development, General Counsel and Secretary	2014	328,154	—	—	—	167,000	—	9,215	504,369

Cesare Orlandi	2015	398,717	—	329,247	3,069	154,000	—	13,286	898,319
Chief Medical Officer	2014	372,616	—	—	—	179,000	—	13,010	564,626

Jeffrey Bailey	2015	422,500	—	1,436,767	14,493	—	—	603,130	2,476,890
Former President and Chief Executive Officer	2014	484,615	—	—	—	635,000	—	39,269	1,158,884

(1)	Represents (i) grants of 44,484 Shares of restricted common stock (“RSAs”) to Ms. Heino, 35,587 RSAs to Mr. Duffy, 14,234 RSAs to Dr. Orlandi and 181,494 RSAs granted to Mr. Bailey on April 6, 2015 (each of these grants vests in two equal installments on each of second and fourth anniversaries of the grant date; Mr. Bailey’s RSAs had not vested prior to his retirement from the Company in August 2015 and were, therefore, forfeited at that time); (ii) 40,000 unrestricted Shares granted to Mr. Bailey on July 17, 2015 in recognition and appreciation of his substantial contribution to the success of the Company’s initial public offering and debt refinancing; and (iii) 227,000 RSAs granted to Ms. Heino on August 31, 2015 and 49,500 RSAs granted to Mr. Duffy and 40,000 RSAs granted to Dr. Orlandi on September 1, 2015 as a result of a competitive equity review by the Compensation Committee (each of these grants vests in four equal installments on each of the first four anniversaries of the grant date).
(2)	Amounts reflect the aggregate grant date fair value of RSAs granted in 2015, calculated in accordance with FASB ASC Topic 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each named executive officer, which will likely vary based on a number of factors, including financial performance, stock price fluctuations and applicable vesting. See Note 13 to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards.
(3)

Amounts reflect the incremental fair value of amendments made to options to acquire Shares granted to certain of the named executive officers under our 2008 Equity Incentive Plan and 2013 Equity Incentive Plan (collectively, “Old Equity Incentive Plans”) that originally contained performance-vesting criteria. The amendments changed the performance-vesting portion of each of these options into a time vesting option that cliff vests in full on the earlier of June 24, 2018 and its expiration date; provided that, if prior to that date, a change of control of the Company occurs, those time vesting options will be eligible for partial or full accelerated vesting in certain circumstances. See “—Outstanding Incentive Awards.” See Note 13 to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards.
(4)	The Compensation Committee awarded non-equity incentive compensation to Ms. Heino, Mr. Duffy and Dr. Orlandi (and Mr. Bailey in 2014) for achieving certain EBITDA targets and individual performance goals under the Executive Leadership Team Bonus Plan.
(5)	For 2015, the amounts reflect matching contributions to our defined contribution retirement plans of $11,925 for Ms. Heino, $11,700 for Mr. Duffy, $11,925 for Dr. Orlandi and $9,938 for Mr. Bailey. For 2014, the amounts reflect matching contributions to our defined contribution retirement plans of $11,700 for Ms. Heino, $7,905 for Mr. Duffy, $11,700 for Dr. Orlandi and $9,750 for Mr. Bailey.
(6)	For 2015, the amounts reflect employer contributions to our long term disability insurance premiums of $1,361 for each of Ms. Heino, Mr. Duffy and Dr. Orlandi and $907 for Mr. Bailey. For 2014, the amounts reflect matching contributions to our defined contribution retirement plans of $1,310 for each of Ms. Heino, Mr. Duffy, Dr. Orlandi and Mr. Bailey.
(7)	As part of Ms. Heino’s employment agreement, she was reimbursed in 2014 for certain relocation expenses from her former home in New Jersey to Massachusetts. Included in her “All Other Compensation” is $32,042 for taxable expenses associated with her home sales, temporary housing and physical move, which included the associated tax gross up on an aggregate basis, for 2014. As part of Mr. Bailey’s employment agreement, he had been compensated for his commuting expenses from his former home in New Jersey and temporary housing expenses in Massachusetts, and that compensation arrangement terminated as of March 31, 2014. Included in his “All Other Compensation” is $28,209 for these expenses, which included a tax gross up on aggregate basis, for 2014.
(8)	In connection with his retirement and consulting agreement, Mr. Bailey received a lump sum payment of $183,333, $400,000 in consulting fees for 2015 and $8,952 in premiums for continuing his medical, dental and vision coverage under COBRA at the active employee rate.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing our long-term value and supporting strategic imperatives, as discussed above. Total compensation and other benefits consist of the following elements:

•	base salary;

•	annual non-equity incentive compensation; and

•	long-term equity incentives.

Base Salary

The base salaries of our named executive officers as of December 31, 2015 are as follows:

Name	Base Salary
Mary Anne Heino(1)	$600,000
Michael Duffy(2)	$372,000
Cesare Orlandi	$387,296
Jeffrey Bailey(3)	—

(1)	In connection with Ms. Heino’s promotion to Chief Operating Officer and then Chief Executive Officer, Ms. Heino’s base salary was increased to $400,000 in March 2015 and $600,000 in August 2015, respectively.
(2)	In connection with Mr. Duffy’s promotion to Senior Vice President, Strategy and Business Development, Mr. Duffy’s base salary was increased from $352,000 to $372,000 in October 2015.
(3)	Mr. Bailey retired in August 2015. Prior to his retirement, his base salary was $550,000. In connection with his retirement, Mr. Bailey entered into a consulting agreement. See “Certain Relationships and Related Person Transactions—Separation Agreement.”

Annual Cash Incentive Compensation

Our 2015 Executive Leadership Team Incentive Bonus Plan rewards executive officers, including our named executive officers, for annual financial performance and performance of other corporate goals that may be long-term in nature and meeting or exceeding certain short-term objectives. For 2015, awards were based on EBITDA targets and individual performance goals.

Long-Term Equity Incentive Awards

The Board of Directors approved and adopted our 2008 Equity Incentive Plan, our 2013 Equity Incentive Plan and, in connection with our initial public offering, our 2015 Equity Incentive Plan, each of which provided for grants of equity awards and options to acquire Shares. Future grants can only be made under the 2015 Equity Incentive Plan, which supersedes the previous plans.

The outstanding options have an exercise price equal to not less than 100% of the fair market value on the date of grant. Since our common stock was not traded on a national securities exchange prior to the consummation of our initial public offering, fair market value had historically been determined reasonably and in good faith by the Board of Directors. These options have a term not exceeding ten years from the date of grant. Options were generally issued either as time-based options or EBITDA performance-based options.

In April 2015, the Compensation Committee awarded RSAs to our named executive officers in recognition of their role and performance during 2014. The named executive officers did not receive equity grants in 2014. In the third quarter of 2015, the Compensation Committee completed a competitive assessment of the cumulative equity value that had been awarded to our executives. This assessment considered numerous factors, including the grant practices of the Company’s public market peers and the Company’s market valuation after its initial public offering. As a result of this assessment, the Compensation Committee granted additional RSAs to members of the management team, including our named executive officers, the details of which are provided in footnote 1 of the Summary Compensation Table.

In connection with our initial public offering, we entered into amendments of options granted to certain of executive officers under our 2008 Equity Incentive Plan and 2013 Equity Incentive Plan that originally contained performance-vesting criteria. The amendments changed the performance-vesting portion of each of these options, as described in “—Outstanding Incentive Awards.”

Our Compensation Committee or the Board of Directors will determine, subject to employment agreements, any future equity awards that executive officers will be granted pursuant to the 2015 Equity Incentive Plan.

Other Benefits

Retirement Plans

We offer a 401(k) qualified defined contribution retirement plan in which our employees, including named executive officers, are eligible to participate, with a 75% match of each participant’s contributions up to 6% of the participant’s base salary.

Personal Benefits

Except as otherwise discussed herein, other welfare and employee-benefit programs are the same for all of our eligible employees, including our named executive officers, and our named executive officers do not receive additional benefits outside of those offered to our other employees.

Ownership Guidelines

In the event of the exercise of an option grant granted prior to our initial public offering, the resulting Shares are subject to the provisions of the Employee Shareholder Agreement that restrict transfer to ensure alignment with our initial investors. Employee Shareholders (as defined in the Employee Shareholder Agreement) and Management Shareholders (as defined in the Initial Shareholders Agreement) are restricted from transferring any of our securities, subject to certain exceptions outlined in the Employee Shareholder Agreement and Initial Shareholders Agreement, as applicable. See “Certain Relationships and Related Person Transactions—Shareholders Agreements.”

Tax and Accounting Implications

Under Section 162(m), compensation paid to certain executive officers in excess of $1,000,000 cannot be taken by us as a tax deduction unless the compensation qualifies as performance-based compensation. We have determined, however, that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if that limitation is not in the best interests of our stockholders. While considering the tax implications of its compensation decisions, the Compensation Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stockholders.

The Compensation Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long-term equity incentive award programs in accordance with the requirements of ASC 718.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following tables include certain information with respect to equity held by the named executive officers as of December 31, 2015:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities of Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Mary Anne Heino
Stock options(1)	22,242	11,121	11,121	$19.11	04/14/23
Restricted stock(2)						44,484	$150,356	—	—
Restricted stock(3)						227,000	$767,260	—	—

Michael Duffy
Stock options(4)	12,456	12,456	—	$18.66	08/04/23
Stock options(5)	61,655	—	27,313	$5.62	04/03/18
Restricted stock(2)						35,587	$120,284	—	—
Restricted stock(3)						49,500	$167,310	—	—
Cesare Orlandi
Stock options(4)	4,448	4,448	—	$18.66	08/04/23
Stock options(1)	13,346	6,672	6,672	$21.10	03/03/23
Restricted stock(2)						14,234	$48,111	—	—
Restricted stock(3)						40,000	$135,200	—	—

Jeffrey Bailey
Stock options(6)	—	—	—	—	—

(1)	These stock options were granted to Ms. Heino upon her hire on April 15, 2013 and to Dr. Orlandi upon his hire on March 4, 2013 (half of each of these grants is subject to time-based vesting in four equal annual installments on the first four anniversaries of the grant date, and half of each of these grants is subject to EBITDA performance vesting with respect to each of the first four fiscal years ending after the grant date).
(2)	These RSAs were granted on April 6, 2015. Each of these grants vests in two equal installments on each of the second and fourth anniversaries of the grant date.
(3)	These RSAs were granted to Ms. Heino on August 31, 2015 and Mr. Duffy and Dr. Orlandi on September 1, 2015 as a result of a competitive equity review by the Compensation Committee. Each of these grants vests in four equal installments on each of the first four anniversaries of the grant date.
(4)	These stock options were granted to Mr. Duffy and Dr. Orlandi on August 5, 2013 (each of these grants vests in four equal installments on each of the first four anniversaries of the grant date).
(5)	These stock options were granted to Mr. Duffy on April 4, 2008 (half of this grant was subject to time-based vesting in five equal annual installments on the first five anniversaries of the grant date, and half of this grant was subject to EBITDA performance vesting with respect to each of the first five fiscal years ending after the grant date).
(6)	As a result of Mr. Bailey’s retirement from the Company, his unvested options were forfeited and his vested options expired unexercised, and he did not hold any stock options as of December 31, 2015.

Outstanding Incentive Awards

Certain of our employees and members of management historically have received management incentive awards consisting of options to purchase Shares and/or RSAs. These awards were typically subject to time-based or performance-based vesting. All vesting is subject to the grantee’s continued employment by us. In connection with our initial public offering, we entered into agreements with then-current employees who were holders of performance-based vesting stock options granted under our Old Equity Incentive Plans to amend the vesting provisions of those options so that they vest based on the passage of time, such that any unvested performance option award will cliff vest in full on the earlier of June 24, 2018 and immediately prior to its expiration date.

With respect to these amended awards, if a change of control occurs prior to that cliff vesting date, unless the award is assumed by the acquirer in that transaction or substituted for awards with substantially the same or comparable terms, a number of Shares will vest immediately prior to that change of control transaction in an amount equal to the number of Shares subject to the unvested award that would have otherwise vested as of the date of that transaction if that award would have vested in three equal installments at each anniversary over the three year period, and any portion of the unvested award that did not vest will automatically terminate and be forfeited, and thereafter any such accelerated awards will be canceled as of the consummation of the change of control transaction and converted into the right to receive (in the form of cash, shares, other property or any combination thereof) the excess, if any, of the value of the consideration to be paid in the change of control transaction to holders of the same number of Shares, or, if no such excess, zero.

Employment Agreements; Severance and Potential Payments

Upon Termination or Change in Control

The Compensation Committee determined that it was appropriate to enter into employment agreements with each of our named executive officers. Among other things, these agreements set forth the executives’ compensation terms, their rights upon a termination of employment and restrictive covenants relating to non-competition, non-solicitation and confidentiality.

All of our current named executive officers are covered by employment agreements that provide for an amount equal to the sum of (i) the executive’s base salary on the date of termination and (ii) a pro rata portion (based upon the percentage of the fiscal year that will have elapsed through the date of the officer’s termination of employment) of a specified percentage of the officer’s base salary (60% for Ms. Heino, 45% for Mr. Duffy and 40% for Dr. Orlandi), all of which is payable in substantially equal installments over a 12 month period, and certain benefit subsidies for a 12 month period, in the event of a termination (a) by the Company without cause or (b) by the Company without cause or by the executive for good reason within 12 months following a change of control. The table below quantifies certain compensation that would become payable under certain named executive officer’s employment agreements if, as of December 31, 2015, his or her employment had terminated under the circumstances described in the previous sentence or there was a termination that followed a change in control. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event.

Name	Salary	Additional Amount	Benefits	Total
Mary Anne Heino	$600,000	$480,000	$26,855	$1,106,855
Michael Duffy	$372,000	$167,400	$29,447	$568,847
Dr. Cesare Orlandi	$387,296	$154,918	$18,892	$561,106

No compensation is payable to our named executive officers upon voluntary resignation without good reason or upon a change in control not followed by a termination.

In addition, each of the employment agreements with our current named executive officers provides for a modified cut back with respect to certain adverse tax consequences imposed on the receipt of parachute payments by the named executive officer pursuant to Sections 280G and 4999 of the Internal Revenue Code. If the named executive officer’s receipt of payments or distributions from the Company in the nature of compensation or for the named executive officer’s benefit, whether paid or payable pursuant to his or her employment agreement or otherwise (a “Payment”), would subject the named executive officer to the excise tax under Section 4999 of the Internal Revenue Code, then the Payments will be reduced to the greatest amount of the Payments that can be paid that would not result in the imposition of the excise tax (the “Reduced Amount”). However, if the portion of the Payments the named executive officer would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, then no such reduction will occur.

Prior to his retirement on August 31, 2015, Mr. Bailey’s employment agreement provided for 12 months’ salary of $550,000, a bonus of $550,000 and health benefit subsidies of $26,855 in the event of termination by the Company without cause or by Mr. Bailey with good reason, all of which totaled to $1,126,855. If his termination under these provisions was within 12 months following a change of control, the agreement provided for two times his 12 months’ salary (totaling $1,100,000), two times his bonus payment (totaling $1,100,000) and 12 months of certain benefit subsidies (totaling $40,282), all of which totaled to $2,240,282. In connection with his retirement on August 31, 2015, Mr. Bailey’s employment agreement was superseded with a retirement and consulting agreement, which is more fully described in the section “Certain Relationships and Related Person Transactions—Separation Agreement.”

2015 Pension Benefits

We do not offer our executives or others a pension plan.

Nonqualified Deferred Compensation

We do not offer our executives or others any nonqualified deferred compensation.

DIRECTOR COMPENSATION

Each of our non-employee directors was eligible to receive the following annual compensation in cash (which is paid quarterly in advance and prorated for partial periods) for services as a director and, as applicable, Board committee member:

•	each director receives an annual fee of $50,000, and the Chairperson of our Board of Directors receives an additional annual fee of $25,000;

•	each member of our Audit Committee receives an annual fee of $10,000, and the Chairperson of our Audit Committee receives an additional annual fee of $20,000;

•	each member of our Compensation Committee receives an annual fee of $7,500, and the Chairperson of our Compensation Committee receives an additional annual fee of $15,000; and

•	each member of our Nominating and Governance Committee receives a fee of $5,000, and the Chairperson of our Nominating and Governance Committee receives an additional annual fee of $10,000.

This cash compensation framework for non-employee directors was put into place at the time of our initial public offering in June 2015 and replaced our previous non-employee director compensation framework. In 2015, we did not compensate our directors or committee members with per meeting fees.

In connection with our initial public offering, our Board of Directors adopted an annual non-employee director equity grant plan. Under that plan, unless the Board of Directors otherwise determines, for so long as he or she serves as a director, each non-employee director will be granted an annual equity award consisting of: (a) stock options to purchase that number of underlying Shares having an aggregate value of $50,000 (based on the closing sales price of our common stock on the NASDAQ (the “Measurement Date Price”) on the date that is two business days after the public disclosure of our financial results for the prior fiscal year (the “Measurement Date”)) at a per share exercise price equal to the per share Measurement Date Price; and (b) that number of RSAs having an aggregate value of $50,000 (based on the Measurement Date Price), which will have a per share fair market value equal to the Measurement Date Price (this annual grant is referred to as “Annual Non-Employee Director Grant”). Unless the Board of Directors otherwise determines, the Annual Non-Employee Director Grant will be made each year on the Measurement Date. Each Annual Non-Employee Director Grant will vest in three equal installments on the first three anniversaries of the grant date.

During 2015, certain non-employee members of the Board of Directors also participated in our 2015 Equity Incentive Plan, as detailed in the table below. Non-employee members of the Board of Directors are also entitled to reimbursement for out-of-pocket expenses incurred in connection with rendering such services for so long as they serve as directors.

The following table shows compensation paid to the individuals who served as our non-employee directors in 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Brian Markison(3)	100,000	178,089	91,692	—	369,781
David Burgstahler(4)	—	—	—	—	—
James Clemmer(5)	28,696	50,000	16,434	—	95,130
Samuel Leno(6)	67,500	105,776	43,451	—	216,727
Dr. Patrick O’Neill(7)	50,000	76,771	44,075	—	170,846
Sriram Venkataraman(4)	—	—	—	—	—

(1)

Amounts reflect the aggregate grant date fair value of RSAs granted in 2015, calculated in accordance with FASB ASC Topic 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including financial performance, stock price fluctuations and applicable vesting. See Note 13 to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards.
(2)	Amounts reflect the aggregate grant date fair value of stock options granted in 2015, calculated in accordance with FASB ASC Topic 718. The grant date fair value does not necessarily correspond to the actual value that will be recognized by each director, which will likely vary based on a number of factors, including financial performance, stock price fluctuations and applicable vesting. See Note 13 to our audited consolidated financial statements included in our 2015 Annual Report on Form 10-K for a description of the assumptions used in valuing the awards.
(3)	On January 23, 2015, prior to our initial public offering, Mr. Markison was granted options to acquire 16,102 Shares. This award vested in twelve equal monthly installments on each of the first twelve monthly anniversaries of the grant date. On April 6, 2015, also prior to our initial public offering, he was granted 12,455 RSAs. This award vests in two equal installments on January 30, 2017 and January 30, 2018. Then on June 25, 2015, in connection with our initial public offering, he was granted (i) 16,666 RSAs and (ii) options to acquire 16,666 Shares. Each of these awards vest in three equal installments on the first, second and third anniversaries of the grant date. As of December 31, 2015, Mr. Markison held (a) 29,121 unvested RSAs and (b) unvested options to acquire 18,008 Shares.
(4)	Messrs. Burgstahler and Venkataraman are Partners of Avista and in 2015 and thus far in 2016 waived their rights to, and so did not receive, any direct compensation for their service as directors or Board committee members. In 2015, we paid Avista a management fee of $500,000 and a termination fee of $6,500,000 pursuant to the Advisory Services and Monitoring Agreement, dated as of January 8, 2008, which we terminated immediately prior to the consummation of our initial public offering. See “Certain Relationships and Related Person Transactions—Advisory and Monitoring Services Agreement.”
(5)	On July 9, 2015, Mr. Clemmer was appointed to the Board of Directors and was granted (i) 6,993 RSAs and (ii) options to acquire 6,993 Shares. Each of these awards vests in three equal installments on the first, second and third anniversaries of the grant date. As of December 31, 2015, Mr. Clemmer held (a) 6,933 unvested RSAs and (b) unvested options to acquire 6,993 Shares.
(6)	On April 6, 2015, prior to our initial public offering, Mr. Leno was granted 8,896 RSAs. This award vests in two equal installments on January 30, 2017 and January 30, 2018. On May 16, 2015, also prior to our initial public offering, he was granted options to acquire 7,943 Shares. This award vested in twelve equal monthly installments on each of the first twelve monthly anniversaries of the grant date. Then on June 25, 2015, in connection with our initial public offering, he was granted (i) 8,333 RSAs and (ii) options to acquire 8,333 Shares. Each of these awards vest in three equal installments on the first, second and third anniversaries of the grant date. As of December 31, 2015, Mr. Leno held (a) 17,229 unvested RSAs and (b) unvested options to acquire 8,995 Shares.
(7)	On February 26, 2015, prior to our initial public offering, Dr. O’Neill was granted options to acquire 8,051 Shares. This award vested in twelve equal monthly installments on each of the first twelve monthly anniversaries of the grant date. On April 6, 2015, also prior to our initial public offering, he was granted 4,270 RSAs. This award was originally scheduled to vest in two equal installments on January 30, 2017 and January 30, 2018. Then on June 25, 2015, in connection with our initial public offering, he was granted (i) 8,333 RSAs and (ii) options to acquire 8,333 Shares. Each of these awards was originally scheduled to vest in three equal installments on the first, second and third anniversaries of the grant date. As of December 31, 2015, Dr. O’Neill held (a) 12,603 unvested RSAs and (b) unvested options to acquire 9,004 Shares. On March 4, 2016, Dr. O’Neill retired from the Board of Directors and, in recognition of his long service to the Company, the Board of Directors accelerated the vesting of all of his then-unvested RSAs and stock option awards.

Changes in the Board of Directors and Non-Management Director Grant in Q1 of 2016

On March 4, 2016, after the end of fiscal 2015, Dr. O’Neill retired as a director, and Drs. Robertson and Schaffer were appointed to the Board of Directors.

On March 4, 2016, each non-employee director (with the exception of Dr. O’Neill, who retired, and Messrs. Burgstahler and Venkataraman, who thus far in 2016 waived their compensation as directors and committee members in 2016) was granted 25,000 RSAs in lieu of the previously-approved Annual Non-Employee Director Grant described above. This 2016 award vests in full on the first anniversary of the grant date. The value of this 2016 award is not reflected in the table above.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known to us to beneficially own more than 5% of our common stock. For our directors and officers, the information is as of March 21, 2016. For other stockholders who own more than 5% of our common stock, the information is as of the most recent Schedule 13G filed by each such stockholder with the SEC.

Beneficial ownership of Shares is determined under rules of the SEC and generally includes any Shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them.

Percentage of beneficial ownership is based on 30,377,104 Shares outstanding as of March 21, 2016. Shares subject to RSAs that are currently vested or that will vest within 60 days of the date of this proxy statement, and stock options currently exercisable or exercisable within 60 days of the date of this proxy statement, are deemed to be outstanding and beneficially owned by the person holding those RSAs and options for the purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person.

Unless otherwise indicated, the address for each holder listed below is c/o Lantheus Holdings, Inc., 331 Treble Cove Road, North Billerica, MA 01862.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage Ownership
Directors and Named Executive Officers
Brian Markison(1)	63,600	*
David Burgstahler(2)	—	*
James C. Clemmer(3)	—	*
Samuel Leno(4)	29,878	*
Dr. Frederick Robertson(5)	—	*
Dr. Derace Schaffer(6)	50,000	*
Sriram Venkataraman(7)	—	*
Mary Anne Heino(8)	33,363	*
Michael Duffy(9)	77,667	*
Cesare Orlandi(10)	24,465	*
Jeffrey Bailey(11)	47,913	*
All Directors and Executive Officers as a Group (15 persons)(12)	408,432	1.33%
5% Stockholders
Avista(13)	17,793,599	58.58%
T. Rowe Price Associates, Inc.(14)	3,709,011	12.21%
Wellington Management Group LLP(15)	2,996,312	9.86%
Scopia Capital Management LP(16)	2,091,926	6.89%

*	Represents beneficial ownership of less than 1% of our outstanding Shares.
(1)	Does not include 54,122 unvested RSAs held by Mr. Markison.

(2)	Excludes Shares held by Avista. Mr. Burgstahler is the President of the general partner of Avista Capital Partners GP, LLC and as a result may be deemed to beneficially own the shares owned by Avista. Mr. Burgstahler disclaims beneficial ownership of the Shares held by Avista, except to the extent of his pecuniary interest therein.
(3)	Does not include 31,993 unvested RSAs held by Mr. Clemmer.
(4)	Does not include 42,229 unvested RSAs held by Mr. Leno.
(5)	Does not include 25,000 unvested RSAs held by Dr. Robertson.
(6)	Does not include 25,000 unvested RSAs held by Dr. Schaffer.
(7)	Excludes shares held by Avista. Mr. Venkataraman is a Partner of the general partner of Avista Capital Partners GP, LLC and as a result may be deemed to beneficially own the Shares owned by Avista. Mr. Venkataraman disclaims beneficial ownership of the Shares held by Avista, except to the extent of his pecuniary interest therein.
(8)	Does not include 271,484 unvested RSAs held by Ms. Heino.
(9)	Does not include 85,087 unvested RSAs held by Mr. Duffy.
(10)	Does not include 54,234 unvested RSAs held by Dr. Orlandi.
(11)	Mr. Bailey retired as our President and Chief Executive Officer and a Director on August 31, 2015.
(12)	Does not include 880,293 unvested RSAs held by our directors and executive officers as a group. This group also does not include Shares beneficially owned by Mr. Bailey, who was not an executive officer as of March 21, 2016, the date of this beneficial ownership table.
(13)	Based solely on a Schedule 13G filed on February 8, 2016 by Avista Capital Partners GP, LLC, Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC (collectively, “Avista”). Includes (i) 10,138,072 Shares held by Avista Capital Partners, L.P., (ii) 2,673,319 Shares held by Avista Capital Partners (Offshore), L.P. and (iii) 4,982,208 Shares held by ACP-Lantern Co-Invest, LLC. In that filing, Avista reports that (a) Avista Capital Partners GP, LLC ultimately exercises voting and dispositive power over the shares held by Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and ACP-Lantern Co-Invest, LLC and (b) voting and disposition decisions at Avista Capital Partners GP, LLC with respect to those Shares are made by an investment committee, the members of which are Thompson Dean, Steven Webster, David Burgstahler, David Durkin and Sriram Venkataraman. Also in that filing, Avista lists its address as 65 East 55th Street, 18th Floor, New York, NY 10022.
(14)	Based solely on a Schedule 13G filed on February 9, 2016 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price Health Sciences Fund, Inc. (“Price Fund”) (collectively, “T. Rowe Price”). In that filing, (i) Price Associates reports sole voting power with respect to 316,970 Shares and sole dispositive power with respect to 3,709,011 Shares, but expressly disclaims beneficial ownership with respect to all of those Shares and reports that not more than 5% of Shares is owned by any one client subject to the investment advice of Price Associates, and (ii) Price Fund reports sole voting and dispositive power with respect to 2,241,341 Shares. Also in that filing, T. Rowe Price lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.
(15)	Based solely on a Schedule 13G/A filed on February 11, 2016 by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, “Wellington”). In that filing, (i) Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each report shared voting power with respect to 1,964,578 Shares and shared dispositive power with respect to 2,996,312 Shares and (ii) Wellington Management Company LLP reports shared voting power with respect to 1,964,578 Shares and shared dispositive power with respect to 2,696,159 Shares. In that filing, Wellington also reports that (a) all of these Shares are owned of record by clients of one or more of the following of its investment advisors: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the “Wellington Investment Advisers”), (b) Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers, (c) Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers, (d) Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP and (e) Wellington Group Holdings LLP is owned by Wellington Management Group LLP. Also in that filing, Wellington lists its address as c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.
(16)	Based solely on a Schedule 13G filed on February 16, 2016 by Scopia Capital Management LP, Scopia Management, Inc., Matthew Sirovich and Jeremy Mindich (collectively, “Scopia”). In that filing, Scopia reports shared voting power with respect to 2,091,926 Shares and shared dispositive power with respect to 2,091,926 Shares. Scopia also reports that (i) all of these Shares are owned by advisory clients of Scopia Capital Management LP, (ii) none of those advisory clients individually owns more than 5% of the outstanding Shares and (iii) Messrs. Sirovich and Mindich may be considered control persons of Scopia Capital GP LLC. Also in that filing, Scopia lists its address as 152 West 57th Street, 33rd Floor, New York, NY 10019.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of the Company’s Shares, to file reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. We assist our directors and executive officers with their Section 16(a) filings. Based solely on a review of reports filed with the SEC and written representations from directors and executive officers, we believe that all required reports under Section 16(a) were timely filed during 2015.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

This section describes certain relationships and related person transactions between us or our subsidiaries, on the one hand, and our directors, director nominees, executive officers, holders of more than 5% of our voting securities and certain related persons of any of the foregoing, on the other hand, since January 1, 2015.

Shareholders Agreements

In connection with Avista’s original acquisition of the Company’s business (the “Acquisition”), the Company entered into (i) a Shareholders Agreement with Avista and certain Management Shareholders, dated January 8, 2008 and subsequently amended on February 26, 2008 and on June 25, 2015 in connection with the consummation of our initial public offering (the “Initial Shareholders Agreement”), and (ii) an Employee Shareholders Agreement with Avista and certain employee stockholders named therein, dated as of May 30, 2008 and subsequently amended on June 25, 2015 in connection with the consummation of our initial public offering (the “Employee Shareholders Agreement,” and, collectively with the Initial Shareholders Agreement, the “Shareholders Agreements”). Messrs. Markison, Bailey and Leno and Dr. O’Neill are Management Shareholders parties to the Initial Shareholders Agreement, and our executive officers are parties to the Employee Shareholders Agreement.

The Shareholders Agreements govern the parties’ respective rights, duties and obligations with respect to the ownership of Company securities. The Initial Shareholders Agreement currently provides demand registration rights in favor of Avista and piggy-back registration rights in favor of Avista and the Management Shareholders. Both Shareholders Agreements currently provide the Company with the right to repurchase shares held by Management Shareholders or employee stockholders who cease to be employed by the Company or any of its subsidiaries (this provision terminates on June 30, 2016). The Shareholders Agreements restrict the ability of the Management Shareholders and employee stockholders to transfer Shares that they own, allowing Management Shareholders and employee stockholders to transfer Shares only in proportion to the transfer of Shares by Avista until June 30, 2016 (at which point, these restrictions terminate). Pursuant to the option award agreements between the Company and its options holders, as a condition to a valid exercise of any such options, the optionee is obligated to join either the Initial Shareholders Agreement or the Employee Shareholders Agreement, as applicable, with respect to the Shares received upon exercise of any such option. The Initial Shareholders Agreement also provides Avista with the right to nominate two directors to the Board of Directors for so long as it owns 25% or more of our issued and outstanding Shares, and the right to nominate one director for election to our Board of Directors for so long as it beneficially owns 10% or more, but less than 25%, of our issued and outstanding Shares.

Advisory and Monitoring Services Agreement

In connection with the Acquisition, the Company entered into an advisory services and monitoring agreement with Avista Capital Holdings, L.P. (“Avista Capital Holdings”), dated as of January 8, 2008, pursuant to which we paid Avista Capital Holdings a one-time fee equal to $10 million for the consulting and advisory and monitoring services rendered to us in connection with the Acquisition. In addition, the agreement provided for the payment of an annual fee equal to $1 million as consideration for ongoing advisory services. In addition, we were required to pay directly, or reimburse Avista Capital Holdings for, its out-of-pocket expenses in connection with its performance of services under the agreement. The agreement had a seven-year term and automatically renewed on each anniversary of its execution date, such that it had a seven-year term from the date of each such renewal. We exercised our right to terminate the agreement prior to the consummation of our initial public offering. Prior to that termination, we had paid Avista $500,000 in advisory fees in 2015. In connection with that termination, we paid Avista an aggregate termination fee of $6.5 million from available cash on hand.

INC Research Master Services Agreement

In the first quarter of 2016, we entered into a services agreement with INC Research, LLC (“INC”) to provide us with pharmacovigilance services. Avista and its affiliates are principal owners of both INC and the Company. The agreement has a term of three years, during which term we expect to pay INC a total of approximately $2.4 million.

VWR Scientific Purchases

We purchase inventory supplies from VWR Scientific (“VWR”). Avista and certain of its affiliates are principal owners of both VWR and the Company. We made purchases of approximately $0.3 million during the year ended December 31, 2015. At December 31, 2015, $10,000 was included in accounts payable and accrued expenses.

Marsh

We retain Marsh for insurance brokering and risk management. In November 2013, Donald Bailey, brother of our former President and Chief Executive Officer, Jeffrey Bailey, was appointed head of sales for Marsh’s U.S. and Canada division. In 2015, we paid Marsh approximately $0.2 million in consulting fees. At December 31, 2015, there was an accrual of $22,000 included in accrued expenses.

Separation Agreement

On August 31, 2015, we entered into a retirement and consulting agreement with Jeffrey Bailey, our former President and Chief Executive Officer. To effect a smooth leadership transition, the Company paid Mr. Bailey a lump sum of approximately $183,000 and the premiums for continuing his medical, dental and vision coverage under COBRA at the active employee rate for up to twelve months, which totaled approximately $27,000 for 2015, and Mr. Bailey agreed to a consulting arrangement with us at a rate of $100,000 per month for seven months, for which the Company paid Mr. Bailey $400,000 for 2015.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including, without limitation, all liability arising out of negligence or active or passive wrongdoing by such officer or director, in any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. At present, we are not aware of any pending or threatened litigation or proceeding involving any of our directors, executive officers, employees or agents in which indemnification would be required or permitted. We believe these indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Policies for Approval of Related Person Transactions

We have a written policy relating to the approval of related person transactions pursuant to which our Audit Committee reviews and approves or ratifies all relationships and related person transactions between us and (i) our directors, director nominees and executive officers, (ii) any 5% record or beneficial owner of Shares or (iii) any immediate family member of any person specified in (i) or (ii) above. Our Audit Committee is primarily responsible for the development and implementation of processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for determining, based on the facts and circumstances, whether we have, or a related person has, a direct or indirect material interest in the transaction.

As set forth in the related person transaction policy, in the course of its review and approval or ratification of a related person transaction, the Audit Committee will consider:

•	the nature of the related person’s interest in the transaction;

•	the availability of other sources of comparable products or services;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction; and

•	the importance of the transaction to us.

Any member of the Audit Committee who is a related person with respect to a transaction under review will not be permitted to participate in the approval or ratification of the transaction. However, that member of the Audit Committee will provide all material information concerning the transaction to the Audit Committee.

PROPOSAL 2:

Amendment to 2015 Equity Incentive Plan

We are seeking stockholder approval to amend the Lantheus Holdings, Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”) to increase the number of shares of our common stock (the “Shares”) reserved for issuance under the 2015 Equity Incentive Plan by an additional 2,140,000 Shares.

Our continuing ability to offer equity incentive awards under the 2015 Equity Incentive Plan is critical to our ability to attract, motivate and retain qualified personnel, particularly as we grow and in light of the highly competitive market for employee talent in which we operate.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment to the 2015 Equity Incentive Plan and Share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, the amendment to the 2015 Equity Incentive Plan and Share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, the amendment to 2015 Equity Incentive Plan and Share increase will not take effect and our 2015 Equity Incentive Plan will continue to be administered in its current form. Our executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2015 Equity Incentive Plan. The remainder of this discussion, when referring to the 2015 Equity Incentive Plan, refers to the amended 2015 Equity Incentive Plan as if this proposal was approved by our stockholders, unless otherwise specified or the context otherwise references the 2015 Equity Incentive Plan prior to the proposed amendment.

Background

The 2015 Equity Incentive Plan was initially adopted by the Board of Directors and approved by our stockholders in June 2015. As described in more detail below, the initial Share reserve under the 2015 Equity Incentive Plan was 2,415,277 Shares. In addition, any Shares subject to outstanding awards under the 2015 Equity Incentive Plan that expire or are otherwise forfeited to, or repurchased by, the Company become available again for future grant under the 2015 Equity Incentive Plan.

Upon implementation of the 2015 Equity Incentive Plan, Shares were no longer available for grant under our 2008 Equity Incentive Plan or 2013 Equity Incentive Plan (the “Old Equity Incentive Plans”). Shares subject to outstanding awards under the Old Equity Incentive Plans that expire or are otherwise forfeited to, or repurchased by, the Company do not become available for future grant under the 2015 Equity Incentive Plan.

When we sought initial stockholder approval of the 2015 Equity Incentive Plan, we believed the Shares reserved for issuance under it (along with Shares becoming available for future grant due to forfeitures, cancellations and repurchases under the 2015 Equity Incentive Plan) would be sufficient to enable us to grant equity awards through 2016. This estimate was based on forecasts that took into account the weighted average exercise price of our outstanding stock options, an estimated range of our stock price over time and our historical forfeiture rates.

As of the end of March 2016, taking into account our expected 2015 and 2016 merit grants, approximately 162,127 Shares will remain available for grant under the 2015 Equity Incentive Plan. The Board believes that additional Shares are necessary to meet the Company’s anticipated equity compensation needs for approximately the next two years after the Annual Meeting. This estimate is based on a forecast that takes into account our anticipated rate of growth in hiring, an estimated range of our stock price over time and our historical forfeiture rates.

Reasons for Voting for the Proposal

1.	Long-Term Equity is a Key Component of our Compensation Objective

•	Delivering competitive equity value to our management team is essential to attracting and retaining the quality of talent required for us to achieve our operating and strategic objectives. We compete for this talent with a significant number of biotechnology, pharmaceutical and other life sciences companies in Massachusetts that offer substantial equity grant programs. Retention of our key talent is very much in the interest of our stockholders.

•	Equity awards incentivize our employees to manage our business as owners, aligning their interests with those of our stockholders. Equity awards, the value of which depends on our stock performance and which require continued service over time before any value can be realized, help achieve these objectives and are a key element of our compensation program.

•	The stock options granted to management prior to 2015 were based on a private company valuation model and are significantly out-of-the-money, providing little-to-no current retention value. All of these stock options have grant prices that are two to fourteen times our stock’s current trading price.

•	One alternative to using equity awards would be to significantly increase cash compensation. We do not believe this would be advisable. We believe that, for investors, a combination of equity and cash compensation optimizes the Company’s valuation and properly incentivizes executives by linking their pay to Company performance.

2.	Additional Shares are Required for Future Grants

•	Taking into account the merit awards expected to be granted to management in April 2016 for the 2015 through 2016 performance cycle, our available grant pool will be reduced to 162,127 Shares.

•	If we do not obtain approval to increase the available pool, it will negatively impact our ability to attract and retain quality talent and reward performance for 2016 and 2017.

3.	Consider Unique Factors to Lantheus

•	Our capital structure is highly leveraged with debt. Our competitors operate with significantly larger relative equity, which results in our equity grant utilization appearing to be high, when in fact we are delivering grant values that are consistently below the 50th percentile relative to our peers.

•	Forfeitures from our Old Equity Incentive Plans do not replenish the reserve of shares available for grant under our 2015 Equity Incentive Plan. As we terminated our ability to make new grants under these Old Equity Incentive Plans at the time of our initial public offering in June 2015, all stocks options granted prior to 2015 will disappear when forfeited.

4.	Our Company is Committed to the Effective Utilization of Shares

•	The Compensation Committee has engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent compensation consulting firm, to assist evaluating issues associated with competitive practice, underwater stock options, the reduced value of prior awards and in structuring a compensation program designed to optimize our share utilization.

•	The Compensation Committee has historically provided option grants with EBITDA performance vesting, four and five year annual vesting, multi-year cliff vesting and structured grants with substantial risk of forfeiture and trading restrictions. We have only recently granted RSAs in response to a need to optimize our limited share reserve under our 2015 Equity Incentive Plan with competitive compensation practice requirements and to reduce retention risk.

•	As of March 21, 2016, approximately 64 of our regular, full-time employees held outstanding equity awards

The 2015 Equity Incentive Plan Requires Additional Shares to Meet our Forecasted Needs

We expect to grant equity awards representing approximately 1,200,000 Shares during the balance of 2016 (roughly 4% of our outstanding Shares). We anticipate limited forfeitures and cancellations under the 2015 Equity Incentive Plan. As discussed above, forfeitures in our Old Equity Incentive Plans cannot be credited to replenish the Shares available for grant under the 2015 Equity Plan.

As a result, our Board of Directors, based on the recommendation of the Compensation Committee, concluded that increasing the number of Shares available for issuance under our 2015 Equity Incentive Plan would provide the Company with the ability to undertake the flexible and balanced approach of using equity and cash compensation as needed to help us retain and motivate employees who hold underwater stock options, which are not permitted to be repriced without stockholder approval, and/or reduced value RSAs previously issued under the existing 2015 Equity Incentive Plan and the Old Equity Incentive Plans.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information as of December 31, 2015 about the Shares that may be issued under all of our existing equity compensation plans (prior to giving effect to the proposed amendment to increase the Shares available for issuance under the 2015 Equity Incentive Plan described in this proxy statement):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders(1)	1,180,973	10.95	1,503,127	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,180,973	10.95	1,503,127	(2)

(1)	Represents the 2015 Equity Incentive Plan, the 2013 Equity Incentive Plan and the 2008 Equity Incentive Plan.
(2)	As noted above, we expected the Shares remaining for future issuance to be reduced to 162,127 as of the end of March, 2016, taking into account the awards expected to be granted for our 2015 and 2016 merit cycle.

Summary of the 2015 Equity Incentive Plan

The following is a summary of the material features of the 2015 Equity Incentive Plan. The summary is qualified in its entirety by the 2015 Equity Incentive Plan as set forth in Appendix A.

Administration

The 2015 Equity Incentive Plan is administered by the Compensation Committee or another committee of the Board of Directors, comprised of no fewer than two members of the Board of Directors who are appointed by the Board of Directors to administer the plan (the “Committee”), or, subject to the limitations set forth in the 2015 Equity Incentive Plan, the Board of Directors. Subject to the limitations set forth in the 2015 Equity Incentive Plan, the Committee or the Board of Directors has the authority to determine the persons to whom awards are to be granted, prescribe the restrictions, terms and conditions of all awards, interpret the 2015 Equity Incentive Plan and adopt sub-plans and rules for the administration, interpretation and application of the 2015 Equity Incentive Plan.

Reservation of Shares

Subject to adjustments as described below, the maximum aggregate number of Shares that may be issued pursuant to awards granted under the 2015 Equity Incentive Plan, as amended, will be equal to 4,555,277 (including the 2,140,000 additional Shares proposed to be added pursuant to the amendment to the 2015 Equity Incentive Plan as set forth in this Proposal 2); provided, that no more than 20% of the Shares may be granted as incentive stock options within the meaning of Section 422 of the Code. Any Shares issued under the 2015 Equity Incentive Plan will consist of authorized and unissued Shares or treasury shares.

In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to common stock, or any merger, reorganization, consolidation, combination, spin-off, stock purchase, or other similar corporate change or any other change affecting common stock, equitable adjustments will be made to the number and kind of Shares available for grant, as well as to other maximum limitations under the 2015 Equity Incentive Plan, and the number and kind of Shares or other terms of the awards that are affected by the event.

Share Counting

Awards that are required to be paid in cash pursuant to their terms will not reduce the Share reserve. To the extent that an award granted under the 2015 Equity Incentive Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer Shares than the number underlying the award, settled in cash or otherwise terminated without delivery of the Shares, the Shares retained by or returned to us will (i) not be deemed to have been delivered under the 2015 Equity Incentive Plan, (ii) be available for future awards under the 2015 Equity Incentive Plan, and (iii) increase the Share reserve by one Share for each Share that is retained by or returned to us. Notwithstanding the foregoing, Shares that are (x) withheld from an award or separately surrendered by the participant in payment of the exercise or purchase price or taxes relating to such an award or (y) not issued or delivered as a result of the net settlement of an outstanding stock option or stock appreciation right will be deemed to constitute delivered shares, will not be available for future awards under the 2015 Equity Incentive Plan and will continue to be counted as outstanding for purposes of determining whether award limits have been attained. If an award is settled in cash, the number of Shares on which the award is based will not count toward any individual Share limit, but will count against the annual cash performance award limit. Awards assumed or substituted for in a merger, consolidation, acquisition of property or stock or reorganization will not reduce the Share reserve.

Eligibility

Awards under the 2015 Equity Incentive Plan may be granted to any of our employees, directors, consultants or other personal service providers or any of the same of our subsidiaries.

Stock Options

Stock options granted under the 2015 Equity Incentive Plan may be issued as either incentive stock options, within the meaning of Section 422 of the Code, or as nonqualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a Share on the date of the grant of the option. The Committee or the Board of Directors will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or the Board of Directors. The maximum term of an option will be 10 years from the date of grant.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, or, to the extent permitted by the Committee or the Board of Directors, and set forth in an award agreement,

(ii) in Shares, (iii) through an open-market broker-assisted transaction, (iv) by reducing the number of Shares otherwise deliverable upon the exercise of the stock option, (v) by combination of any of the above methods or (vi) by such other method approved by the Committee or the Board of Directors must pay any required tax withholding amounts. All options generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change of control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board of Directors will (a) cancel a stock option in exchange for cash or another award when the exercise price per Share under such stock option then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock option that would have the effect of reducing the exercise price of such stock option or (c) otherwise approve any modification to a stock option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Stock Appreciation Rights

A stock appreciation right may be granted either in tandem with an option or without a related option. A stock appreciation right entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a Share on the date of settlement or exercise over the base price of the right, multiplied by the number of Shares as to which the right is being settled or exercised. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. The base price of a stock appreciation right may not be less than 100% of the fair market value of a Share on the date of grant. The Committee or the Board Directors will determine the vesting requirements and the term of exercise of each stock appreciation right, including the effect of termination of service of a participant or a change in control. The vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee or the Board Directors. The maximum term of a stock appreciation right will be ten years from the date of grant. Stock appreciation rights may be payable in cash or in Shares or in a combination of both. All stock appreciation rights generally are nontransferable.

Subject to the anti-dilution adjustment provisions and the change of control provisions of the 2015 Equity Incentive Plan, without the prior approval of our stockholders, neither the Committee nor the Board of Directors will (a) cancel a stock appreciation right in exchange for cash or another award when the base price per Share under such stock appreciation right then exceeds the fair market value of one Share, (b) cause the cancellation, substitution or amendment of a stock appreciation right that would have the effect of reducing the base price of such stock appreciation right or (c) otherwise approve any modification to a stock appreciation right that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by NASDAQ or other principal exchange on which our common stock is then listed.

Restricted Stock Awards (RSAs)

RSAs represents Shares that are issued subject to restrictions on transfer and vesting requirements. The vesting requirements may be based on the continued service of the participant for a specified time period or on the attainment of specified performance goals established by the Committee or the Board of Directors, and vesting may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. Unless otherwise set forth in an award agreement, RSA holders will not have any of the rights of a stockholder of us (including, the right to vote or receive dividends and other distributions paid or made with respect thereto), unless and until such Shares vest. Any dividends with respect to an RSA that is subject to performance-based vesting will be subject to the same restrictions on transfer and vesting requirements as the underlying RSA. All RSAs are generally nontransferable.

Restricted Stock Units

An award of restricted stock units (“RSUs”), provides the participant the right to receive a payment based on the value of a Share. RSUs may be subject to vesting requirements, restrictions and conditions to payment. RSUs may vest based solely on the continued service of the participant for a specified time period. In addition, RSUs may be denominated as performance share units (“PSUs”) and may vest in whole or in part based on the attainment of specified performance goals established by the Committee or the Board of Directors. The vesting of RSUs and PSUs may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. RSU and PSU awards will become payable to a participant at the time or times determined by the Committee or the Board of Directors and set forth in the award agreement, which may be upon or following the vesting of the award. RSU and PSU awards are payable in cash or in Shares or in a combination of both. RSUs and PSUs may be granted together with a dividend equivalent right with respect to the Shares subject to the award. Dividend equivalent rights will be paid at such time as determined by the Committee or the Board of Directors in its discretion (including, without limitation, at the times paid to stockholders generally or at the times of vesting or payment of the RSU or PSU). Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying RSUs or PSUs. All RSUs and PSUs are generally nontransferable.

Stock Awards

A stock award represents Shares that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled all incidents of ownership. A stock award may be granted for past, or in anticipation of future, services, in lieu of any discretionary bonus or other discretionary cash compensation, directors’ fees or for any other valid purpose as determined by the Committee or the Board of Directors. The Committee or the Board of Directors will determine the terms and conditions of stock awards, and such stock awards may be made without vesting requirements. Upon the issuance of Shares under a stock award, the participant will have all rights of a stockholder with respect to such Shares, including the right to vote the Shares and receive all dividends and other distributions on the Shares; provided, however, that the Committee or the Board of Directors may issue or grant Shares that are subject to vesting or forfeiture and that restrict or eliminate voting rights with respect to such Shares until any such vesting criteria is satisfied or such forfeiture provisions lapse. Subject to Section 409A of the Code, upon advance written request of a participant and with the consent of the Committee or the Board of Directors, such participant may receive a portion of any cash compensation otherwise due in the form of common stock either currently or on a deferred basis. The right to receive Shares on a deferred basis is generally nontransferable.

Cash Performance Awards

A performance award is denominated in a cash amount (rather than in Shares) and is payable based on the attainment of pre-established business and/or individual performance goals. The requirements for vesting may be also based upon the continued service of the participant during the performance period, and vesting may be accelerated in certain circumstances, as determined by the Committee or the Board of Directors. All cash performance awards are generally nontransferable. The maximum amount of cash compensation that may be paid to a participant during any one calendar year under all cash performance awards and all other awards that are actually paid or settled in cash is limited to $2.0 million.

Performance Criteria

For purposes of cash performance awards, as well as for any other awards under the 2015 Equity Incentive Plan intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance criteria will be one or any combination of the following, for us or any identified subsidiary, division or business unit or line, as determined by the Committee or the Board of Directors at the time of the award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted earnings before interest expense, taxes, depreciation and amortization, or

EBITDA; (vi) pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items; (vii) operating margin; (viii) earnings per Share; (ix) return on equity; (x) return on capital; (xi) return on investment; (xii) operating earnings; (xiii) working capital; (xiv) ratio of debt to stockholders’ equity; (xv) revenue; (xvi) free cash flow (generally defined as adjusted EBITDA, less cash taxes, cash interest and net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations); and (xvii) any combination of or a specified increase in any of the foregoing. Each of the performance goals will be applied and interpreted in accordance with an objective formula or standard established by the Committee or the Board of Directors at the time of grant of the award including, without limitation, GAAP.

The “performance goals” will be the levels of achievement relating to the performance criteria selected by the Committee or the Board of Directors for the award. The performance goals will be written and will be expressed as one objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The performance goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions of such companies), or may be applied after adjustment for non-controllable industry performance (such as industry attendance), as specified by the Committee or the Board of Directors.

At the time that an award is granted, the Committee or the Board of Directors may provide for the performance goals or the manner in which performance will be measured against the performance goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, discontinued operations, or financing transactions, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a participant hired or promoted following the beginning of a performance period, the Committee or the Board of Directors may determine to prorate the performance goals and/or the amount of any payment in respect of such participant’s cash performance awards for the partial performance period.

Further, the Committee or the Board of Directors will, to the extent provided in an award agreement, have the right, in its discretion, to reduce or eliminate the amount otherwise payable to any participant under an award and to establish rules or procedures that have the effect of limiting the amount payable to any participant to an amount that is less than the amount that is otherwise payable under an award. The Committee or the Board of Directors will not have discretion to increase the amount that is otherwise payable to any participant. Following the conclusion of the performance period, the Committee or the Board of Directors will certify in writing whether the applicable performance goals have been achieved, or certify the degree of achievement, if applicable. Upon certification of the performance goals, the Committee or the Board of Directors will determine the level of vesting or amount of payment to the participant pursuant to the award, if any.

Notwithstanding anything to the contrary contained in the 2015 Equity Incentive Plan, with respect to any award intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, unless the Board of Directors determines that an applicable exemption under applicable law applies, all references to the Committee or the Board of Directors in the 2015 Equity Incentive Plan will solely mean each such member that satisfies the requirements for an “outside director” under Section 162(m) of the Internal Revenue Code.

Award Limitations

For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of Shares that may be subject to stock options, stock appreciation rights, performance-based RSAs, performance-based RSUs and performance-based stock awards granted to any participant other than a non-employee director during any calendar year will be limited to 2,000,000 Shares for each such award type individually.

Further, the maximum number of Shares that may be subject to stock options, stock appreciation rights, RSAs, RSUs and stock awards granted to any non-employee director during any calendar year will be limited to 500,000 Shares for all such award types in the aggregate.

Effect of Change in Control

Upon the occurrence of a change in control, as defined in the plan as a “change of control event” under Section 409A of the Internal Revenue Code, unless otherwise specifically prohibited under applicable law, or unless otherwise provided in the applicable award agreement, the Committee or the Board of Directors is authorized to make adjustments in the terms and conditions of outstanding awards, including without limitation the following (or any combination thereof): (i) continuation or assumption of our outstanding awards (if we are the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding awards; (iii) accelerated exercisability, vesting and/or payment; and (iv) if all or substantially all of our outstanding Shares transferred in exchange for cash consideration in connection with such change in control: (A) upon written notice, provide that any outstanding stock options and stock appreciation rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee or the Board of Directors (contingent upon the consummation of the event), and at the end of such period, such stock options and stock appreciation rights will terminate to the extent not so exercised within the relevant period; and (B) cancellation of all or any portion of outstanding awards for fair value, as determined in the sole discretion of the Committee or the Board of Directors.

Forfeiture

The Committee or the Board of Directors may specify in an award agreement that an award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, including termination of service for “cause” (as defined in the 2015 Equity Incentive Plan), violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to our business or reputation. Unless otherwise provided by the Committee or the Board of Directors and set forth in an award agreement, if (i) a participant’s service is terminated for “cause” or (ii) after termination of service for any other reason, the Committee or the Board of Directors determines in its discretion either that, (A) during the participant’s period of service, the participant engaged in an act which would have warranted termination from service for “cause” or (B) after termination, the participant engaged in conduct that violates any continuing obligation or duty of the participant set forth in any executive or restrictive covenant agreement to which the participant is a party in favor of us or any of our subsidiaries, such participant’s rights, payments and benefits with respect to such award may be subject to cancellation, forfeiture and/or recoupment.

Right of Recapture

If a participant receives compensation pursuant to an award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the participant will, upon our written request, forfeit and repay to us the difference between what the participant received and what the participant should have received based on the accounting restatement, in accordance with (i) our compensation recovery, “clawback” or similar policy, as may be in effect from time to time and (ii) any compensation recovery, “clawback” or similar policy made applicable by law including the Dodd-Frank Act.

Notwithstanding anything to the contrary contained in the 2015 Equity Incentive Plan, in the event the receipt of all payments or distributions by us in the nature of compensation to or for a participant’s benefit, whether paid or payable pursuant to this plan or otherwise (a “Payment”), would subject the participant to the excise tax under Section 4999 of the Internal Revenue Code, the Payments will be reduced to the greatest amount of the Payments that can be paid and would not result in the imposition of the excise tax (the “Reduced Amount”), however, if the portion of the Payments the participant would receive after payment of all applicable taxes, including any excise taxes, is greater than the Reduced Amount, no such reduction will occur.

Tax Withholding

We have the power and the right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to us, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan. With respect to required withholding, participants may elect (subject to our automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the 2015 Equity Incentive Plan, in whole or in part, by the methods described in the 2015 Equity Incentive Plan applicable to the payment of the exercise price in connection with stock option exercises.

Deferrals of Payment

The Committee or the Board of Directors may in its discretion permit participants in the 2015 Equity Incentive Plan to defer the receipt of payment of cash or delivery of Shares that would otherwise be due by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an award or an election to receive Shares (in lieu of compensation otherwise payable in cash) on a deferred basis in accordance with the terms of the 2015 Equity Incentive Plan; provided, however, that such discretion will not apply in the case of a stock option or stock appreciation right.

Trading Policy Considerations

Stock option exercises and other awards granted under the 2015 Equity Incentive Plan is subject to our insider trading policy or other trading or ownership policy related restrictions, terms and conditions as in effect, from time to time.

Term, Amendment and Termination

The 2015 Equity Incentive Plan, as amended by the amendment described in this proxy statement, will be effective as of the date on which stockholders approve it. The Board of Directors may amend, modify, suspend or terminate the 2015 Equity Incentive Plan at any time. However, no termination or amendment of the 2015 Equity Incentive Plan will adversely affect any award theretofore granted without the consent of the participant or the permitted transferee of the award; except as otherwise provided in the 2015 Equity Incentive Plan or determined by the Committee or the Board of Directors to be necessary to comply with applicable laws. The Board of Directors may seek the approval of any amendment by our stockholders to the extent it deems necessary or advisable for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of NASDAQ or for any other purpose.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend the 2015 Equity Incentive Plan to increase the number of Shares reserved for issuance under such plan by 2,140,000 Shares. Shares that are voted “abstain” are treated as the same as votes against this proposal; broker “non-votes” will have no effect on this proposal.

The Board of Directors Recommends a Vote FOR the Proposal to Amend the 2015 Equity Incentive Plan

to Increase the Number of Shares Reserved for Issuance Thereunder.

PROPOSAL 3: RATIFICATION OF INDEPENDENT AUDITOR

Our Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2016. Although stockholder ratification of the appointment of Deloitte is not required by law, we are submitting the appointment to our stockholders for ratification as a matter of good corporate governance.

The ratification of the appointment of Deloitte requires the affirmative vote of a majority of the votes cast at the Annual Meeting. If stockholders do not ratify the appointment of Deloitte, then the Audit Committee will reconsider the appointment. Even if stockholders ratify the appointment of Deloitte, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

Deloitte Fees

The following table presents aggregate fees billed to the Company for services rendered by Deloitte during the years ended December 31, 2015 and 2014.

	2015	2014
Audit fees(1)	$1,248,557	$1,236,402
Audit-related fees(2)	300,350	793,665
Tax fees(3)	22,152	6,800
All other fees	—	—

Total:	$1,571,059	$2,036,867

(1)	Audit fees are fees related to professional services rendered in connection with the audit of our annual financial statements, the reviews of the interim financial statements included in each of our quarterly reports on Form 10-Q, and other professional services provided by our independent registered public accounting firm in connection with statutory or regulatory filings or engagements. All other fees consist primarily of the reimbursement of expenses associated with completion of services noted above.
(2)	Audit-related fees are fees related to services performed in connection with our initial public offering, including comfort letters, consents and review of documents filed with the SEC.
(3)	Tax fees are fees billed for professional services for tax compliance, tax advice and tax planning services.

Audit Committee Pre-Approval Policies

The services provided by Deloitte were pre-approved by our Audit Committee. Our Audit Committee has considered whether the provision of the services described above is compatible with maintaining the independence of the independent registered public accounting firm and has determined that the provision of these services has not adversely affected Deloitte’s independence. The Audit Committee approved 100% of the services covered by audit-related fees, tax fees and all other similar fees.

AUDIT COMMITTEE REPORT

The information contained in this report will not be deemed “soliciting material” or otherwise considered “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, and such information will not be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee is responsible primarily for assisting the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries. The Audit Committee assists in the Board of Directors’ oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s independent auditors’ qualifications and independence and the performance of the Company’s independent auditors.

The Audit Committee currently consists of Messrs. Leno (Chairman) and Clemmer and Dr. Robertson, each of whom is independent under NASDAQ and SEC rules. Dr. Robertson joined the Audit Committee in March 2016, replacing Mr. Venkataraman. Accordingly, Mr. Venkataraman was involved with the oversight of the auditor and review and discussion of the 2015 audited financial statements, and, in his capacity as a director, also signed this report.

The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s financial statements in accordance with the standards of the PCAOB. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements or disclosures.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015 with the Company’s management and Deloitte. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence.

Based on such review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee

Samuel Leno (Chair)

James Clemmer

Dr. Frederick Robertson *

Sriram Venkataraman *

*	Mr. Venkataraman stepped down from the Audit Committee upon Dr. Robertson’s appointment to the Audit Committee in March 2016, after the Company’s Annual Report on Form 10-K was filed with the SEC.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Stockholder proposals intended to be presented at the 2017 Annual Meeting of Stockholders (the “2017 Meeting”), pursuant to Exchange Act Rule 14a-8 must be delivered to the Corporate Secretary at our principal executive offices no later than November 28, 2016 in order to be included in the our proxy materials for that meeting. Such proposals must also comply with all applicable provisions of Exchange Act Rule 14a-8 and our bylaws.

Under our bylaws, stockholder proposals submitted for consideration at our 2017 Annual Meeting, but not submitted for inclusion in our proxy materials pursuant to Exchange Act Rule 14a-8, including nominations for candidates for election as directors, must be delivered to our Secretary at our principal executive offices not earlier than December 27, 2016 and not later than January 26, 2017. However, if our 2017 Annual Meeting occurs more than 30 days before or 60 days after April 26, 2017, proposals must be delivered not less than 90 days or more than 120 days before the meeting date or, if the first public announcement of the meeting date is less than 100 days prior to the annual meeting date, then no later than the 10th day following the date of the first public announcement of the meeting date.

Director nominations for consideration at any special meeting of stockholders called for the purpose of electing directors must be delivered on or before the close of business on the 100th day prior to the special meeting date and not later than the close of business on the latest of the 90th prior to the special meeting or the 10th day following the date of the first public announcement of the meeting date.

Stockholder proposals and nominations must include all required information concerning the stockholder and the proposal or nominee set forth in our bylaws.

Appendix A

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

1. Purpose. The purpose of the Lantheus Holdings, Inc. 2015 Equity Incentive Plan is to further align the interests of eligible participants with those of the Company’s stockholders by providing long-term incentive compensation opportunities tied to the performance of the Company and its Common Stock. The Plan is intended to advance the interests of the Company and increase stockholder value by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

“Accounting Firm” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Cash Performance Award or Stock Award granted under the Plan.

“Award Agreement” means a notice or an agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant as provided in Section 15.2 hereof.

“Avista Entity” means Avista Capital Partners, L.P., a Delaware limited partnership, Avista Capital Partners (Offshore), L.P., a Delaware limited partnership, or ACP-Lantern Co-Invest LLC, a Delaware limited liability company.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company.

“Business Combination” shall have the meaning set forth in Section 12.2(b) hereof.

“Cash Performance Award” means an Award that is denominated by a cash amount to an Eligible Person under Section 10 hereof, payable based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Cause” shall have the meaning set forth in Section 13.2(b) hereof.

“Change in Control” shall have the meaning set forth in Section 12.2 hereof.

“Chosen Court” shall have the meaning set forth in Section 15.16 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means (i) the Compensation Committee of the Board, (ii) such other committee of the Board appointed by the Board to administer the Plan or, (iii) subject to the terms of the Plan, the Board.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Lantheus Holdings, Inc., a Delaware corporation, and any successor thereto.

“Date of Grant” means, with respect to any Award under the Plan, the date on which such Award is granted by the Committee or such later date as the Committee may specify in the resolutions comprising the corporate action constituting such grant by the Company of such Award to be the effective date of an Award, in each case, in accordance with Section 5.4 hereof.

“Disability” means, unless otherwise set forth in an Award Agreement,

(i) if a Participant has an effective employment agreement or service agreement with the Company or a Subsidiary that defines “Disability” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service, or,

(ii) in the absence of such an effective employment or service agreement or definition, a Participant’s physical or mental illness, injury or infirmity which is reasonably likely to prevent and/or prevents such Participant from performing his or her essential job functions for a period of (A) ninety (90) consecutive calendar days or (B) an aggregate of one hundred twenty (120) calendar days out of any consecutive twelve (12) month period.

Notwithstanding anything to the contrary contained herein, and solely for purposes of any Incentive Stock Option, “Disability” shall mean a permanent and total disability (within the meaning of Section 22(e)(3) of the Code).

“EBITDA” shall have the meaning set forth in Section 10.4 hereof.

“Effective Date” shall have the meaning set forth in Section 16.1 hereof.

“Eligible Person” means any person who is an employee, Non-Employee Director, consultant or other personal service provider of the Company or any of its Subsidiaries.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock as of a given date of determination hereunder, unless otherwise determined or provided by the Committee in the circumstances, the closing price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. The Committee may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the average of the high and low trading price, as reported on The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed on the applicable date of determination, or, if the Common Stock was not traded on such date, then on the next preceding trading day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select. If the Common Stock is not listed on any such exchange, “Fair Market Value” shall be such value as determined by the Board or the Committee in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.

“Forfeiture Event” shall have the meaning set forth in Section 13.2(a) hereof.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time.

“Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

“Net After-Tax Receipt” shall have the meaning set forth in Section 15.8(b)(iv)(B) hereof.

“Non-Employee Director” means a member of the Board who is not an employee of the Company or any of its Subsidiaries.

“Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

“Outstanding Company Voting Securities” shall have the meaning set forth in Section 12.2(a) hereof.

“Overpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

“Parachute Payment Ratio” shall have the meaning set forth in Section 15.8(b)(iv)(C) hereof.

“Participant” means any Eligible Person who holds an outstanding Award under the Plan.

“Payment” shall have the meaning set forth in Section 15.8(b)(i) hereof.

“Performance Awards” shall have the meaning set forth in Section 10.2 hereof.

“Performance Criteria” shall have the meaning set forth in Section 10.4 hereof.

“Performance Goals” shall have the meaning set forth in Section 10.5 hereof.

“Performance Stock Unit” means a Restricted Stock Unit denominated as a Performance Stock Unit under Section 9.2 hereof, to be paid or distributed based upon the attainment of pre-established business and/or individual Performance Goals over a specified performance period.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Plan” means the Lantheus Holdings, Inc. 2015 Equity Incentive Plan as set forth herein, as may be amended and/or amended and restated from time to time.

“Policy” shall have the meaning set forth in Section 13.3(b) hereof.

“Reduced Amount” shall have the meaning set forth in Section 15.8(b)(iv)(A) hereof.

“Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine, and such other conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Restricted Stock Unit” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, in each case, as set forth in the Plan and the applicable Award Agreement.

“Service” means a Participant’s employment with the Company or any Subsidiary or a Participant’s service as a Non-Employee Director, consultant or other service provider with the Company or any Subsidiary, as applicable.

“Share Reserve” shall have the meaning set forth in Section 4.1 hereof.

“Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the excess of the Fair Market Value of a share of Common Stock over the base price per share of the right, at such time, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 11 hereof that are issued free of transfer restrictions and forfeiture conditions.

“Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, in each case, as are set forth in the Plan and the applicable Award Agreement.

“Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any other affiliate of the Company that is so designated, from time to time, by the Committee, during the period of such affiliated status; provided, however, that, with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under Section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

“Successor Entity” shall have the meaning set forth in Section 12.2(b) hereof.

“Treasury Regulations” shall have the meaning set forth in Section 15.8 hereof.

“Underpayment” shall have the meaning set forth in Section 15.8(b)(iii) hereof.

3. Administration.

3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board who are appointed by the Board to administer the Plan. To the extent deemed necessary by the Board, or as may be required by any applicable securities or tax laws, The NASDAQ Global Market, each Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall satisfy the requirements for (i) an “independent director” under rules adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed, (ii) a “nonemployee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under Section 162(m) of the Code. Notwithstanding the foregoing, the mere fact that a Committee (as defined in clauses (i) or (ii) of the definition thereof) member shall fail to qualify under any of the foregoing requirements shall not invalidate any Award made by the Committee (as defined in clauses (i) or (ii) of the definition thereof) which Award is otherwise validly made under the Plan. Neither the Company nor any member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

3.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (i) determine the Eligible Persons to whom Awards shall be granted under the Plan and to grant Awards, (ii) prescribe the restrictions, terms and conditions of all Awards, (iii) interpret the Plan and terms of the Awards, (iv) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (v) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (vi) subject the provisions of Section 6 hereof, to extend at any time the period in which Stock Options may be exercised, (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the receiving Participant and whether and to what extent the

Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals, (viii) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (ix) make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan, and to otherwise supervise the administration of the Plan, (x) to suspend the right to exercise or net exercise any Award during any blackout period that is necessary or desirable to comply with the requirements of applicable securities laws, and to extend the period for exercise of such Award by an equal period of time, (xi) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, and (xii) adopt such procedures and subplans and Award Agreements as are necessary or appropriate to permit participation in the Plan by Eligible Person who are foreign nationals or employed outside of the United States or as otherwise are necessary or appropriate for the administration and application of the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive and binding upon all parties.

3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or is a “covered employee” under Section 162(m) of the Code (as determined in accordance with applicable guidance as of the applicable date of determination). The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

4. Shares Subject to the Plan.

4.1 Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 2,415,277 (the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

4.2 Share Replenishment. To the extent that an Award granted under this Plan is canceled, expired, forfeited, surrendered, settled by delivery of fewer shares than the number underlying the Award, settled in cash or otherwise terminated without delivery of the shares to the Participant, the shares of Common Stock retained by or returned to the Company will (i) not be deemed to have been delivered under the Plan, (ii) be available for future Awards under the Plan, and (iii) increase the Share Reserve by one share for each share that is retained by or returned to the Company; provided, that notwithstanding the foregoing, shares that are (x) withheld from an

Award or separately surrendered by the Participant in payment of the exercise or purchase price or taxes relating to such an Award or (y) not issued or delivered as a result of the net settlement of an outstanding Stock Option or Stock Appreciation Right, shall be deemed to constitute delivered shares, shall count against the Share Reserve and not be available for future Awards under the Plan and shall continue to be counted as outstanding for purposes of determining whether any of the Award limits specified in Sections 4.3 or 4.4 have been attained.

4.3 Awards Granted to Eligible Persons Other Than Non-Employee Directors. For purposes of complying with the requirements of Section 162(m) of the Code, the maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards that vest in full or in part based on the attainment of Performance Goals, and (iv) Restricted Stock Units that vest in full or in part based on the attainment of Performance Goals that are granted to any Eligible Person other than a Non-Employee Director during any calendar year shall be limited to 2,000,000 shares of Common Stock for each such Award type individually (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.3, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.4 Awards Granted to Non-Employee Directors. The maximum number of shares of Common Stock that may be subject to (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock Awards, (iv) Restricted Stock Units and (v) Stock Awards granted to any Non-Employee Director during any calendar year shall be limited to 500,000 shares of Common Stock for all such Award types in the aggregate (subject to adjustment as provided in Section 4.5 hereof). If an Award is settled in cash, the number of shares of Common Stock on which the Award is based shall not count toward the individual share limit set forth in this Section 4.4, but shall count against the annual Cash Performance Award limit set forth in Section 10.7.

4.5 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off, stock purchase or other similar corporate change or any other change affecting the Common Stock (other than regular cash dividends to shareholders of the Company), the Committee shall, in the manner and to the extent it considers equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of shares of Common Stock provided in Sections 4.1, 4.3 and 4.4 hereof (including the maximum number of shares of Common Stock that may become payable to a Participant provided in Sections 4.3 and 4.4 hereof), (ii) the number and kind of shares of Common Stock, units or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) the maximum amount that may become payable to a Participant under Cash Performance Awards provided in Section 10.7 hereof, (v) issue additional Awards or shares of Common Stock, issue dividend equivalent rights or make cash payments to the holders of outstanding Awards, in each case, on such terms and conditions as determined by the Committee, and/or (vi) any other terms of an Award that are affected by the event; provided, that with respect to any Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code, no adjustment shall be made to the Performance Goals or the manner in which performance will be measured against the Performance Goals, except as otherwise provided in Section 10.6 hereof. Notwithstanding the foregoing, (a) any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code and, (b) in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

5. Eligibility and Awards.

5.1 Designation of Participants. Any Eligible Person may be selected by the Committee to receive an Award and become a Participant under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted, the number of shares of Common Stock or units subject to Awards to be granted, the terms and conditions of such Awards consistent with the terms of the Plan, and to grant any such Awards. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem.

5.3 Award Agreements. Each Award granted to an Eligible Person under the Plan will be represented in an Award Agreement. The terms of all Awards under the Plan, as determined by the Committee, will be set forth in each individual Award Agreements as described in Section 15.2 hereof.

5.4 Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee in the resolutions comprising such corporate action, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the Award grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

6. Stock Options.

6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee, except that an Incentive Stock Option may only be granted to an Eligible Person satisfying the conditions of Section 6.7(a) hereof. Each Stock Option shall be designated on the Date of Grant, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant. The Committee may in its discretion specify an exercise price per share that is higher than the Fair Market Value of a share of Common Stock on the Date of Grant.

6.3 Vesting of Stock Options. The Committee shall, in its discretion, prescribe the time or times at which or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Option, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. If the vesting requirements of a Stock Option are not satisfied, the Award shall be forfeited as set forth in the Award Agreement.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised; provided, however, that the maximum term of a

Stock Option shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Option will cease to be exercisable upon or at the end of a specified time period following a termination of Service for any reason as set forth in the Award Agreement or otherwise.

6.5 Stock Option Exercise; Tax Withholding. Subject to such terms and conditions as specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made: (i) in cash or by cash equivalent acceptable to the Committee, or, (ii) to the extent permitted by the Committee in its sole discretion and set forth in the Award Agreement, (A) in shares of Common Stock valued at the Fair Market Value of such shares on the date of exercise, (B) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (C) by reducing the number of shares of Common Stock otherwise deliverable upon the exercise of the Stock Option by the number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price, (D) by a combination of the methods described above or (E) by such other method as may be approved by the Committee and set forth in the Award Agreement. In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable by such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in the Award Agreement.

6.6 Limited Transferability of Nonqualified Stock Options. All Nonqualified Stock Options shall be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative. The Nonqualified Stock Options and the rights and privileges conferred thereby shall be non-transferable, except as otherwise provided in Section 15.3 hereof.

6.7 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation §1.421-1(h) with respect to the Company or any Subsidiary that qualifies as a “subsidiary corporation” with respect to the Company for purposes of Section 424(f) of the Code.

(b) Annual Limits. No Incentive Stock Option shall be granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the Common Stock with respect to which incentive stock options under Section 422 of the Code are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking such incentive stock options into account in the order in which they were granted.

(c) Additional Limitations. In the case of any Incentive Stock Option granted to an Eligible Person who owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the exercise price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the Date of Grant and the maximum term shall be five (5) years.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than (i) three (3) months following termination of employment of the Participant with the Company and all Subsidiaries (other than as set forth in clause (ii) of this Section 6.7(d)) or (ii) one year following termination of employment of the Participant with the Company and all Subsidiaries due to death or permanent and total disability within the meaning of Section 22(e)(3) of the Code, in each case as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Other Terms and Conditions; Nontransferability. No Incentive Stock Options granted under the Plan may be granted more than ten (10) years following the date that the Plan is adopted or the date the Plan is approved by the Company’s stockholders, whichever is earlier. The Award Agreement representing any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under Section 422 of the Code. A Stock Option that is granted as an Incentive Stock Option shall, to the extent it fails to qualify as an “incentive stock option” under the Code, be treated as a Nonqualified Stock Option. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(f) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

6.8 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Option previously granted under the Plan in exchange for cash or another Award when the exercise price per share under such Stock Option then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Option previously granted under the Plan that would have the effect of reducing the exercise price of such Stock Option or (c) otherwise approve any modification to a Stock Option previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

7. Stock Appreciation Rights.

7.1 Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event, in either case, as set forth in the Award Agreement representing such Stock Appreciation Rights. Stock Appreciation Rights and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

7.2 Stand-Alone Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option. The Committee shall in its discretion provide in an Award Agreement the time or times at which or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) or on such other terms and conditions as approved by the Committee in its discretion, all as set forth in the Award Agreement. If the vesting requirements of a Stock Appreciation Right are not satisfied, the Award shall be forfeited as set forth in the Award Agreement. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, in each case, as set forth in the Award Agreement or the Committee’s subsequent resolutions. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee as set forth in the Award

Agreement; provided, that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. The Committee may provide that a Stock Appreciation Right will cease to be exercisable upon or at the end of a period following a termination of Service for any reason as set forth in the Award Agreement. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its discretion; provided, however, that the base price per share of any such stand-alone Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Date of Grant.

7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option and constitute a single Award. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the Award, including the tandem the Stock Appreciation Right or Stock Option, as a applicable, not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires, in each case, as set forth in the Award Agreement.

7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

7.5 Repricing Prohibited. Subject to the anti-dilution adjustment provisions contained in Section 4.5 hereof and the provisions of Section 12 hereof, without the prior approval of the Company’s stockholders, neither the Committee nor the Board shall (a) cancel a Stock Appreciation Right previously granted under the Plan in exchange for cash or another Award when the base price per share then exceeds the Fair Market Value of one share of Common Stock, (b) cause the cancellation, substitution or amendment of a Stock Appreciation Right previously granted under the Plan that would have the effect of reducing the base price of such Stock Appreciation Right or (c) otherwise approve any modification to a Stock Appreciation Right previously granted under the Plan that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Global Market or other principal exchange on which the Common Stock is then listed.

8. Restricted Stock Awards.

8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with the issuance of any Restricted Stock Award as set forth in the Award Agreement representing such Restricted Stock Award, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods), on the attainment of a specified Performance Goal(s) designed to meet the requirements for exemption under Section 162(m) of the Code or on such other terms and conditions as approved by the Committee in its discretion. The Committee may accelerate the vesting of a Restricted Stock Award, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Award shall not be satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Award are not attained, the Award shall be forfeited and the shares of Stock subject to the Award shall be returned to the Company, as set forth in the Award Agreement.

8.3 Transfer Restrictions. Shares granted under any Restricted Stock Award and the rights and privileges conferred thereby shall be non-transferable until all applicable restrictions are removed or have expired, except as provided in Section 15.3 hereof. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates (if any) representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates (if any) representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder (which may be the Company or an officer of the Company) until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8, the provisions of Section 15.6 hereof, and to the terms of the applicable Award Agreement, the Participant shall not have any rights of a stockholder with respect any of the shares granted to the Participant under a Restricted Stock Award (including, the right to vote or receive dividends and other distributions paid or made with respect thereto) unless and until such shares vest.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code

8.6 Other. Notwithstanding anything to the contrary contained in this Section 8 or any other section of the Plan, with respect to any Restricted Stock Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

9. Restricted Stock Units.

9.1 Grant of Restricted Stock Units. A Restricted Stock Unit may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit shall be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. Restricted Stock Units shall be subject to such restrictions and conditions as the Committee shall determine and as set forth in the Award Agreement representing such Restricted Stock Units. Restricted Stock Units and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

9.2 Vesting of Restricted Stock Units. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to Restricted Stock Units, which shall be set forth in the Award Agreement. The requirements for vesting of a Restricted Stock Unit may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on such other terms and conditions as approved by the Committee in its discretion. In addition, a Restricted Stock Unit may be denominated as a Performance Stock Unit. The requirements for vesting of a Restricted Stock Unit denominated as a Performance Stock Unit may be based, in whole or in part, on the attainment of pre-established business and/

or individual Performance Goal(s) over a specified performance period designed to meet the requirements for exemption under Section 162(m) of the Code, or otherwise, as approved by the Committee in its discretion and as set forth in the Award Agreement. The Committee may accelerate the vesting of a Restricted Stock Unit, including, without limitation, upon a Change in Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable). If the vesting requirements of a Restricted Stock Units Award are not satisfied or, if applicable, the Performance Goal(s) with respect to such Restricted Stock Units Award are not attained, the Award shall be forfeited, as set forth in the Award Agreement.

9.3 Payment of Restricted Stock Units. Restricted Stock Units shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit may be made, as approved by the Committee and set forth in the Award Agreement, in cash or in shares of Common Stock or in a combination thereof, subject to applicable tax withholding requirements. Any cash payment of a Restricted Stock Unit shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee and set forth in the Award Agreement.

9.4 Dividend Equivalent Rights. Restricted Stock Units may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which dividend equivalent right may be accumulated and may be deemed reinvested in additional Restricted Stock Units or may be accumulated in cash, as determined by the Committee in its discretion and set forth in an Award Agreement. Dividend equivalent rights will be paid at such time as determined by the Committee in its discretion (including without limitation at the times paid to stockholders generally or at the times of vesting or payment of the Restricted Stock Unit) as set forth in an Award Agreement. Dividend equivalent rights may be subject to forfeiture under the same conditions as apply to the underlying Restricted Stock Units, as set forth in an Award Agreement.

9.5 Other. Notwithstanding anything to the contrary contained in this Section 9 or any other section of the Plan, with respect to any Restricted Stock Units intended to qualify as “performance-based compensation” under Section 162(m) of the Code, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code

10. Performance Awards and Performance Criteria.

10.1 Grant of Cash Performance Awards. A Cash Performance Award may be granted to any Eligible Person selected by the Committee. Payment amounts shall be based on the attainment of specified levels of attainment with respect to the Performance Goals, including, if applicable, specified threshold, target and maximum performance levels or such other terms and conditions as approved by the Committee in its discretion and set forth in an Award Agreement. The requirements for payment may be also based upon the continued Service of the Participant with the Company or any Subsidiary during the respective performance period and on such other conditions as determined by the Committee and set forth in an Award Agreement. Cash Performance Awards and the rights and privileges conferred thereby shall be non-transferable, except as provided in Section 15.3 hereof.

10.2 Establishment of Performance-Based Terms. With respect to Cash Performance Awards and other Awards intended to qualify as “performance based compensation” under Section 162(m) of the Code (collectively, “Performance Awards”), before the 90th day of the applicable performance period (or, if the performance period is less than one year, no later than the number of days which is equal to 25% of such performance period), the Committee will determine the duration of the performance period, the Performance Criteria, the applicable Performance Goals relating to the Performance Criteria and the amount and terms of payment/vesting upon achievement of the Performance Goals.

10.3 Award Agreements. Each Cash Performance Award shall be evidenced by an Award Agreement that shall specify the performance period and such other terms and conditions as the Committee, in its discretion, shall determine. The Committee may accelerate the vesting of a Cash Performance Award, including, without limitation, upon a Change in Control or termination of Service under certain circumstances, as set forth in the Award Agreement or the Committee’s subsequent resolutions, subject to compliance with Section 162(m) of the Code (to the extent applicable).

10.4 Performance Criteria. For purposes of Performance Awards, the “Performance Criteria” shall be shall be one or any combination of the following, for the Company or any identified Subsidiary, division, or business unit or line, as determined by the Committee at the time of the Award: (i) total stockholder return; (ii) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (iii) net income; (iv) pretax earnings; (v) adjusted net income; (vi) adjusted pretax earnings; (vii) adjusted earnings per share; (viii) adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”); (ix) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (x) operating margin; (xi) earnings per share; (xii) return on equity; (xiii) return on capital; (xiv) return on investment; (xv) operating earnings; (xvi) working capital; (xvii) ratio of debt to stockholders’ equity; (xviii) revenue; (xix) free cash flow (i.e., EBITDA, less cash taxes, cash interest, net capital expenditures, mandatory payments of principal under any credit facility, and payments under collateralized lease obligations and financing lease obligations) and (xx) any combination of or a specified increase in any of the foregoing. Each of the Performance Criteria shall be applied and interpreted in accordance with an objective formula or standard established by the Committee at the time the applicable Award is granted including, without limitation, GAAP.

10.5 Performance Goals. For purposes of Performance Awards, the “Performance Goals” shall be the levels of achievement relating to the Performance Criteria selected by the Committee for the Award. The Performance Goals shall be written and shall be expressed as an objective formula or standard that precludes discretion to increase the amount of compensation payable that would otherwise be due upon attainment of the goal. The Performance Goals may be applied on an absolute basis or relative to an identified index, peer group, or one or more competitors or other companies (including particular business segments or divisions or such companies), as specified by the Committee. The Performance Goals need not be the same for all Participants.

10.6 Adjustments. At the time that an Award is granted, the Committee may provide for the Performance Goals or the manner in which performance will be measured against the Performance Goals to be adjusted in such objective manner as it deems appropriate, including, without limitation, adjustments to reflect non-cash losses or charges, charges for restructurings, non-operating income, the impact of corporate transactions, discontinued operations or financing transactions, severance and recruitment costs, “run rate” savings, costs incurred in establishing new manufacturing sources, specified legal expenses, extraordinary and other unusual or non-recurring items or events and the cumulative effects of accounting or tax law changes. In addition, with respect to a Participant hired or promoted following the beginning of a performance period, the Committee may determine to prorate the Performance Goals and/or the amount of any payment in respect of such Participant’s Performance Awards for the partial performance period.

10.7 Maximum Amount of Cash Performance Awards. The maximum amount that may become payable to any one Participant during any one calendar year under all Cash Performance Awards and all other Awards that are actually paid or settled in cash is limited to $2,000,000.

10.8 Negative Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall, to the extent provided in an Award Agreement, have the right, in its discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under an Award and (ii) to establish rules or procedures that have the effect of limiting the amount payable to any Participant to an amount that is less than the amount that is otherwise payable under an Award. The Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants. The Committee shall not have discretion to increase the amount that is otherwise payable to any Participant under a Performance Award.

10.9 Certification. Following the conclusion of the performance period of a Performance Award, the Committee shall certify in writing whether the Performance Goals for that performance period have been achieved, or certify the degree of achievement, if applicable.

10.10 Payment. Upon certification of the Performance Goals for a Performance Award, the Committee shall determine the level of vesting or amount of payment to the Participant pursuant to the Award, if any. Notwithstanding the foregoing, unless otherwise provided in the Award Agreement, Performance Awards may be paid, at the discretion of the Committee, in any combination of cash or shares of Common Stock, based upon the Fair Market Value of such shares at the time of payment

10.11 Other. Notwithstanding anything to the contrary contained in this Section 10 or any other section of the Plan, with respect to any Performance Award, unless the Board determines that an applicable exemption under applicable law applies, all references to the Committee shall solely mean each member of the Committee that satisfies the requirements for an “outside director” under Section 162(m) of the Code.

11. Stock Awards.

11.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past, or in anticipation of future, Services, in lieu of any discretionary bonus or other discretionary cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee. The Committee shall determine the terms and conditions of such Awards, and such Awards shall be made without vesting requirements. In addition, the Committee may, in connection with any Stock Award, require the payment of a specified purchase price, which may also include the manner in which payment of any specified purchase price may be made as prescribed by the Committee.

11.2 Rights as Stockholder. Subject to the foregoing provisions of this Section 11 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.3 Elections to Receive Stock in Lieu of Compensation. Subject to Section 409A of the Code and, if applicable, Section 15.4 hereof, upon the request of a Participant and with the consent of the Committee, each such Participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such Participant in the form of shares of Common Stock either currently or on a deferred basis in accordance with Section 15.4 hereof.

11.4 Restrictions on Transfers. The right to receive shares of Common Stock on a deferred basis and the rights and privileges conferred thereby shall be non-transferrable, except as provided in Section 15.3 hereof.

12. Change in Control.

12.1 Effect on Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable law or unless otherwise provided in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation any of the following (or any combination thereof):

(a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent;

(b) substitution by the surviving company or corporation or its parent of awards with substantially the same or comparable terms (including, with respect to economic value) for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards);

(c) accelerated exercisability, vesting and/or payment under outstanding Awards immediately prior to or upon the occurrence of such event or upon a termination of employment following such event; and

(d) if all or substantially all of the Company’s outstanding shares of Common Stock are transferred in exchange for cash consideration in connection with such Change in Control:

(i) upon written notice, provide that any outstanding Stock Options and Stock Appreciation Rights are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Committee (contingent upon the consummation of the event) and, at the end of such period, such Stock Options and Stock Appreciation Rights shall terminate to the extent not so exercised within the relevant period; and

(ii) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, shares, other property or any combination thereof) as determined in the sole discretion of the Committee; provided, that in the case of Stock Options and Stock Appreciation Rights, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Awards (or, if no such consideration is paid, Fair Market Value of the shares of Common Stock subject to such outstanding Awards or portion thereof being canceled) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or, if there is no such excess, zero.

12.2 Definition of Change in Control. Unless otherwise defined in an Award Agreement, “Change in Control” shall mean the occurrence of one of the following events:

(a) Any Person becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power, excluding any Person who Beneficially Owns fifty percent (50%) or more of the voting power on the Effective Date of the Plan, of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (i) any acquisition of Outstanding Company Voting Securities directly from the Company, including without limitation, a public offering of securities, or (ii) any acquisition of Outstanding Company Voting Securities by (x) the Company or any of its Subsidiaries, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries, or (y)(i) one or more Avista Entities or a “group” (as such term is used in Section 13(d) of the Exchange Act) in which an Avista Entity is a member and, (ii) after such acquisition, one or more Avista Entities holds more than 10% of the outstanding voting securities of the Company or such acquiring Person.

(b) Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) any Persons who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which, as a result of such transaction, owns all or substantially all of the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination; or (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, any of its Subsidiaries, such Successor

Entity or any of its subsidiaries) is the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership of the Company existed prior to the Business Combination.

(c) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be defined as, and limited to, a “change in control event” as defined under Section 409A of the Code.

13. Forfeiture Events.

13.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company. Notwithstanding anything to the contrary, no shares of Common Stock issued or issuable pursuant to Section 11.3 hereof shall be subject to this Section 13 hereof, other than Section 13.3 hereof or the terms or as otherwise may be required pursuant to the terms and conditions of such cash compensation otherwise due to the Participant.

13.2 Termination for Cause.

(a) Treatment of Awards. Unless otherwise provided by the Committee and set forth in an Award Agreement, if (i) a Participant’s Service with the Company or any Subsidiary shall be terminated for Cause, or (ii) after termination of Service for any other reason, the Committee determines in its discretion either that, (1) during the Participant’s period of Service, the Participant engaged in an act which would have warranted termination from Service for Cause or (2) after termination, the Participant engaged in conduct that violates any continuing obligation or duty of the Participant set forth in any executive or restrictive covenant agreement with respect to non-competition, non-solicitation, confidentiality, intellectual property or trade secret protection, or any similar agreement to which the Participant is a party in favor of the Company or any Subsidiary (any such event described in clause (i) or (ii), with respect to any Participant, a “Forfeiture Event” with respect to such Participant), then such Participant’s rights, payments and benefits with respect to such an Award shall be subject to cancellation, forfeiture and/or recoupment, as provided in Section 13.3 below. The Company shall have the power to determine whether, and the date on which, any Forfeiture Event has occurred and whether to exercise the right of recapture provided in Section 13.3 below. Any such determination shall be final, conclusive and binding upon the Participant. In addition, if the Company shall reasonably determine that a Forfeiture Event with respect to any Participant has occurred, then the Company may suspend such Participant’s rights to exercise, receive any payment under, or vest in any right with respect to, any Award, pending a final determination by the Company of whether such an act has been committed.

(b) Definition of Cause. Unless otherwise defined in an Award Agreement, “Cause” shall mean:

(i) if a Participant has an effective employment agreement, service agreement or other similar agreement with the Company or any Subsidiary that defines “Cause” or a like term, the meaning set forth in such agreement at the time of the Participant’s termination of Service; or,

(ii) in the absence of such definition, (A) the Participant’s breach of any fiduciary duty or material breach of any legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders, (B) the Participant’s failure to follow the reasonable instructions of the Board or such Participant’s direct supervisor, which breach, if curable, is not cured within ten (10) business days after notice to such Participant or, if cured, recurs within one hundred eighty (180) days, (C) the Participant’s gross negligence, willful misconduct, fraud, or acts of dishonesty relating to the Company or any of its Affiliates, or (D) the Participant’s conviction of any misdemeanor relating to the affairs of the Company or any of its Affiliates or indictment for any felony.

13.3 Right of Recapture.

(a) General. If a Forfeiture Event with respect to a Participant occurs at any time period within one (1) year (or such longer time specified in any Award Agreement or other agreement with a Participant) after the date on which any Award to such Participant is exercised, vests, becomes payable or is paid or the date on which gain or income is otherwise realized in connection with any such Award, then any gain or income realized by the Participant from the exercise, vesting, payment or other realization event in connection with such Award, shall be paid by the Participant to the Company upon written notice from the Company or the Committee, subject to applicable state or local law. Such gain or income shall be determined as of the date or dates on which such gain or income is realized by the Participant, without regard to any subsequent change in the Fair Market Value of a share of Common Stock. The Company shall, subject to compliance with Section 409A of the Code, have the right to offset any such gain or income against any amounts otherwise owed to the Participant by the Company or any Subsidiary (whether as wages, vacation pay or pursuant to any benefit plan or other compensatory arrangement).

(b) Accounting Restatement. If a Participant receives compensation pursuant to any Award calculated by reference to financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, then the Participant will, upon the written request of the Committee, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (i) the Company’s compensation recovery, “clawback” or similar policy, as may be in effect from time to time, and (ii) any compensation recovery, “clawback” or similar policy made applicable by law, including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed, as may be in effect from time to time (clauses (i) and (ii) collectively, the “Policy”). By accepting an Award hereunder, each Participant acknowledges and agrees that the Policy shall apply to such Award, and all incentive-based compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of the Policy. Although not required to give effect to the provisions of this Section 13.3(b), the Committee may, as it deems appropriate, amend the Plan to reflect the terms of the Policy.

14. Transfer, Leave of Absence, Etc. For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

15. General Provisions.

15.1 Status of Plan. The Committee may (but shall not be obligated to) authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver stock or make payments with respect to Awards.

15.2 Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement, which may include special terms for non U.S. Participants in a separate appendix, in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock subject to or otherwise underlying the Award, the exercise price, base price or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of a Change in Control or a termination of Service under certain circumstances. The Award Agreement shall be subject to and shall (or shall be deemed to) incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time. In the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail.

15.3 No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.7(e) hereof or as otherwise determined by the Committee, Awards under the Plan shall not be assignable or transferable by the Participant, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, in the event of the death of a Participant, except as otherwise provided by the Committee in an Award Agreement, an outstanding Award may be exercised by or shall become payable to the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by a legatee or legatees of such Award under the participant’s last will or by such Participant’s executors, personal representatives or distributees of such Award in accordance with the Participant’s will or the laws of descent and distribution. The Committee may provide in the terms of an Award Agreement or in any other manner prescribed by the Committee that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.

15.4 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of (a) the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award or (b) an election to receive shares of Common Stock (in lieu of compensation otherwise payable in cash) on a deferred basis pursuant to Section 11.3 hereof; provided, however, that such discretion shall not apply in the case of a Stock Option or Stock Appreciation Right. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

15.5 No Right to Employment or Continued Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or any Participant any right to continue in the Service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or a Participant for any reason at any time.

15.6 Rights as Stockholder. Except as may otherwise be provided herein, a Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.5 hereof or as otherwise determined by the Committee, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments, dividend equivalent rights or other similar rights, it being understood that the Committee may provide for the payment of dividends and other distributions to the Participant at such times as paid to the stockholders or at the times of vesting or otherwise set forth in the applicable Award Agreement. The Committee may determine in its discretion the manner of delivery of Common Stock to be issued under the Plan, which may be by delivery of stock certificates, electronic account entry into new or existing accounts or any other means as the Committee, in its discretion, deems appropriate. The Committee may (a) require that the stock certificates (if any) be held in escrow by the Company (or any of its officers) for any shares of Common Stock, (b) cause the shares of Common Stock to be legended in order to comply with the securities laws or other applicable restrictions or, (c) should the shares of Common Stock be represented by book or electronic account entry rather than a certificate, take such steps to restrict transfer of such shares of Common Stock as the Committee considers necessary or advisable.

15.7 Trading Policy Restrictions. Option exercises and other Awards granted under the Plan shall be subject to the Company’s insider trading policy or other trading or ownership policy-related restrictions, terms and conditions as in effect from time to time.

15.8 Section 409A Compliance and Section 280G.

(a) Section 409A. To the maximum extent possible, it is intended that the Plan and all Awards hereunder are, and shall be, exempt from or otherwise comply with the requirements of Section 409A of the Code, the regulations thereunder promulgated by the United States Department of Treasury (the “Treasury Regulations”) and other guidance issued thereunder, and that the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment or transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements. No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of Service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period (or death) or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

(b) Section 280G.

(i) Anything in this Plan to the contrary notwithstanding, in the event that the receipt of all payments or distributions by the Company in the nature of compensation to or for a Participant’s benefit, whether paid or payable pursuant to this Plan or otherwise (a “Payment”), would subject the Participant to the excise tax under Section 4999 of the Code, the accounting firm which audited the Company prior to the corporate transaction which results in the application of such excise tax (the “Accounting Firm”) shall determine whether to reduce any of the Payments to the Reduced Amount (as defined below). The Payments shall be reduced to the Reduced Amount only if the Accounting Firm determines that the Participant would have a greater Net After-Tax Receipt (as defined below) of aggregate Payments if the Participant’s Payments were reduced to the Reduced Amount. If such a determination is not made by the Accounting Firm, the Participant shall receive all Payments to which Participant is entitled.

(ii) If the Accounting Firm determines that aggregate Payments should be reduced to the Reduced Amount, the Company shall promptly give Participant notice to that effect and a copy of the detailed calculation thereof. All determinations made by the Accounting Firm under this Section 15.8(b) shall be made as soon as reasonably practicable and in no event later than sixty (60) days following the date of termination or such earlier date as requested by the Company. For purposes of reducing the Payments to the Reduced Amount, such reduction shall be implemented by determining the Parachute Payment Ratio (as defined below) for each Payment and then reducing the Payments in order beginning with the Payment with the highest Parachute Payment Ratio. For Payments with the same Parachute Payment Ratio, such Payments shall be reduced based on the time of payment of such Payments, with amounts having later payment dates being reduced first. For Payments with the same Parachute Payment Ratio and the same time of payment, such Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Payments with a lower Parachute Payment Ratio. In all cases, the reduction of Payments shall be implemented in a manner that complies with Section 409A of the Code. All other provisions of any agreement embodying the Payments shall remain in full force and effect. All fees and expenses of the Accounting Firm shall be borne solely by the Company.

(iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise which should not have been so paid or distributed (the “Overpayment”) or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of Participant pursuant to this Agreement or otherwise could have been so paid or distributed (the “Underpayment”), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against either the Company or Participant which the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, Participant shall pay any such Overpayment to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by Participant to the Company if and to the extent such payment would not either reduce the amount on which Participant is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be paid promptly (and in no event later than sixty (60) days following the date on which the Underpayment is determined) by the Company to or for the benefit of Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

(iv) For purposes hereof, the following terms have the meanings set forth below: (A) “Reduced Amount” shall mean the greatest amount of Payments that can be paid that would not result in the imposition of the excise tax under Section 4999 of the Code if the Accounting Firm determines to reduce Payments pursuant to this Section 15.8(b), (B) “Net After-Tax Receipt” shall mean the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of a Payment net of all taxes imposed on Participant with respect thereto under Sections 1 and 4999 of the Code and under applicable state and local laws, determined by applying the highest marginal rate under Section 1 of the Code and under state and local laws which applied to Participant’s taxable income for the immediately preceding taxable year, or such other rate(s) as Participant certifies, in Participant’s sole discretion, as likely to apply to Participant in the relevant tax year(s), and (C) “Parachute Payment Ratio” shall mean a fraction the numerator of which is the present value (as determined in accordance with Sections 280G(b)(2)(A)(ii) and 280G(d)(4) of the Code) of the applicable Payment for purposes of Section 280G and the denominator of which is the intrinsic value of such Payment.

15.9 Securities Law Compliance. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.

15.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee, director or other individual service provider of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any such substitute awards shall not (a) reduce the number of shares of Common Stock available for issuance under the Plan, (b) be subject to or counted against whether any of the Award limits specified in Sections 4.3, 4.4 or 10.7 hereof have been attained or (c) replenish the Share Reserve upon the occurrence of any event set forth in Section 4.2 hereof.

15.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above) to satisfy the withholding requirement with respect to any taxable event arising as a result of the Plan, in whole or in part, by the methods described in Section 6.5 hereof with respect to Stock Options or by a method similar to the methods described in Section 6.5 hereof with respect to Awards other than Stock Options (except as otherwise set forth in an Award Agreement).

15.12 Unfunded Plan. The adoption of the Plan and any reservation of shares of Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding any of the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.13 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company or any Subsidiary from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan or required by applicable law.

15.14 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, assignees, beneficiaries, and legatee(s), as applicable.

15.15 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

15.16 Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or relate to, the Plan or any Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of, or be related to, the Plan or any Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with such Award Agreement.

15.17 No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine (i) whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or (ii) whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated (in the case of this clause (ii), with no consideration paid therefor).

15.18 No Guarantees Regarding Tax Treatment. Neither the Company nor the Committee make any guarantees to any person regarding the tax treatment of Awards or payments made under the Plan. Neither the Company nor the Committee has any obligation to take any action to prevent the assessment of any tax on any person with respect to any Award under Section 409A of the Code, Section 4999 of the Code, Section 280G of the Code or otherwise and neither the Company nor the Committee shall have any liability to a person with respect thereto.

15.19 Data Protection. By participating in the Plan, each Participant consents to the collection, processing, transmission and storage by the Company, its Subsidiaries and any third party administrators of any data of a professional or personal nature for the purposes of administering the Plan.

15.20 Awards to Non-U.S. Employees, Non-Employee Directors or Consultants. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or affiliates operates or has employees, Non-Employee Directors, consultants or other personal service providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Subsidiaries or affiliates shall be covered by the Plan;

(b) determine which employees, Non-Employee Directors, consultants or other personal service providers outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award granted to employees, Non-Employee Directors, consultants or other personal service providers outside the United States to comply with applicable foreign laws;

(d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

Any subplans and modifications to Plan terms and procedures established under this Section 15.20 by the Committee shall be attached to this Plan document as appendices.

16. Term; Amendment and Termination; Stockholder Approval.

16.1 Term. The Plan shall be effective as of the later of (i) the date of adoption by the Board, which date is set forth below, and (ii) the effectiveness of the Form S-8 in connection with the Company’s initial public offering (the “Effective Date”).

16.2 Amendment and Termination. The Committee may from time to time and in any respect, amend, modify, suspend or terminate the Plan; provided, that, except as provided in Section 15.8, Section 15.20 or as otherwise determined by the Committee as it deems necessary to comply with applicable laws, no amendment, modification, suspension or termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award. The Committee may seek the approval of any amendment, modification, suspension or termination by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of The NASDAQ Global Market or other exchange or securities market or for any other purpose.

This Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on the 25th day of June, 2015.

*     *     *

Amendment to

Lantheus Holdings, Inc.

2015 Equity Incentive Plan

This Amendment (this “Amendment”) to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan, as in effect from time to time (the “Plan”), is dated as of April 26, 2016.

WHEREAS, pursuant to Section 16.2 of the Plan, the Board desires to amend Section 4.1 of the Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to Awards under the Plan;

NOW THEREFORE, it is hereby acknowledged and agreed that:

1.	Defined Terms. Capitalized terms used herein, but not otherwise defined herein, have the respective meanings ascribed to them in the Plan.

2.	Amendment. Section 4.1 of the Plan shall be, and is, hereby amended and restated in its entirety as follows:

Number of Shares Reserved. Subject to adjustment as provided in Section 4.5 hereof and subject to Section 15.10 hereof, the total number of shares of Common Stock that are reserved for issuance under the Plan shall be 4,555,277(the “Share Reserve”); provided, that no more than twenty percent of the Share Reserve may be granted as Incentive Stock Options, subject to adjustment as provided in Section 4.5 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions; provided, further, that nothing in this Plan requires any percentage of Awards (or Shares underlying Awards) to be granted as Incentive Stock Options. Each share of Common Stock subject to an Award shall reduce the Share Reserve by one share; provided, that Awards that are required to be paid in cash pursuant to their terms shall not reduce the Share Reserve. Any shares of Common Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

3.	Reference to and Effect on the Plan. Except as specifically amended hereby, the Plan shall remain in full force and effect and otherwise unmodified. All references in the Plan to the “Plan” shall mean the Plan as amended hereby.

4.	Effectiveness. This Amendment is effective as of the date first written above.

* * *

ANNUAL MEETING OF LANTHEUS HOLDINGS, INC.

Date:	Tuesday, April 26, 2016
Time:	11:00 A.M. (Eastern Time)
Place:	DoubleTree - Bedford Glen, 44 Middlesex Turnpike, Bedford, MA

Please make your marks like this:    ☒  Use dark black pencil or pen only

Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

1:	To elect three Class I directors to serve until the 2019 Annual Meeting of Stockholders:
01 Mary Anne Heino
02 Samuel Leno
03 Dr. Derace L. Schaffer

Vote For All Nominees	Withhold Vote From All Nominees	Vote For All Except
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “Exception” box and write the number(s) in the space provided to the right.

		For	Against	Abstain
2:	To approve the Amendment to the Lantheus Holdings, Inc. 2015 Equity Incentive Plan.	☐	☐	☐
		For	Against	Abstain
3:	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2016.	☐	☐	☐

4:	In their discretion, to act upon any other matters which may properly come before the meeting or any adjournment thereof.

	To attend the meeting and vote your shares in person, please mark this box.		☐

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Please separate carefully at the perforation and return just this portion in the envelope provided.

Annual Meeting of Lantheus Holdings, Inc.

to be held on Tuesday, April 26, 2016

for Holders as of March 7, 2016

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:
INTERNET		TELEPHONE

Go To	Call
www.proxypush.com/lnth	866-240-5317

•	Cast your vote online 24 hours a day/7 days a week.	OR	•	Use any touch-tone telephone toll-free 24 hours a day/7 days a week.
•	Have your Proxy Card/Voting Instructions Form ready.	MAIL	• •	Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions.vm
•	View Meeting Documents.

OR	•	Mark, sign and date your Proxy Card/Voting Instruction Form.
	•	Detach your Proxy Card/Voting Instruction Form.
	•	Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Mary Anne Heino and Michael P. Duffy, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Lantheus Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1, FOR THE PROPOSALS IN ITEMS 2 AND 3 AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

All votes must be received by 5:00 P.M., Eastern Time, April 25, 2016.

PROXY TABULATOR FOR LANTHEUS HOLDINGS, INC. c/o MEDIANT COMMUNICATIONS P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #